AMENDED  AND  RESTATED
AGREEMENT  AND  PLAN  OF  MERGER

by  and  among

POINTE  COMMUNICATIONS  CORPORATION,
POINTE  ACQUISITION,  CORP.,
AND
TELSCAPE  INTERNATIONAL,  INC.

Dated as of December 31, 1999

AMENDED  AND  RESTATED
AGREEMENT  AND  PLAN  OF  MERGER

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this Agreement) is made as of December 31, 1999, by and among Pointe Communications Corporation, a Nevada corporation (PointeCom), Pointe Acquisition, Corp., a Nevada corporation that is a wholly owned subsidiary of Telscape International, Inc. (Newco), and Telscape International, Inc., a Texas corporation (the Company).

WHEREAS, the respective Boards of Directors of PointeCom, Newco and the Company (collectively referred to as the Constituent Corporations) deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that Newco merge with and into PointeCom (the Merger); and

WHEREAS, the Boards of Directors of the Constituent Corporations have approved and adopted this Agreement as a plan of reorganization within the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the Code, and the Treasury Regulations thereunder);

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE  I.  DEFINITIONS

1.1. Definitions. Capitalized terms used in this Agreement shall have the following meanings:

Acquisition Proposal means with respect to any Person, a proposal or offer (including, without limitation, any proposal or offer to stockholders of such Person) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, tender offer or exchange offer or similar transaction involving, or any purchase of 25% or more of the consolidated assets of, or any equity interest representing 25% or more of the outstanding shares of capital stock in, such Person.


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Affiliate  of, or Affiliated with, a specified Person or entity means any entity directly or indirectly controlling, controlled by or under direct or indirect common Control with such specified Person and includes, but is not limited to,
(a) any Person who is a director or beneficial owner of at least 5% of such Persons equity securities, (b) any Person of which such specified Person or any Affiliate of such specified Person owns at least 10% of such Persons equity securities or (c) family members of any such Person specified in clause (a) or
(b).

Agreement has the meaning set forth in the first paragraph of this Agreement and also includes the Schedules and Exhibits hereto.

Balance  Sheet  Date  has  the  meaning  set  forth  in  Section  5.9.

Business Days means Monday through Friday of each calendar week, exclusive of federal holidays.

Class C Convertible Senior Preferred Stock means the preferred stock to be issued by the
Company, par value $0.001, upon conversion of the Note, pursuant to the Certificate of Designation attached hereto as Exhibit A.

Closing  has  the  meaning  set  forth  in  Article  IV.

Closing  Date  has  the  meaning  set  forth  in  Article  IV.

Code  has  the  meaning  set  forth  in  the  third paragraph of this Agreement.

Company  has  the  meaning  set  forth in the first paragraph of this Agreement.

Company Class D Convertible Senior Preferred Stock means the preferred stock issued by the Company, par value $0.001 having the same rights and preferences as the PointeCom Class A Preferred Stock.

Company Class E Convertible Senior Preferred Stock means the preferred stock issued by the Company, par value $0.001 having the same rights and preferences as the PointeCom Class B Preferred Stock.

Company Common Stock means the common stock of the Company, $0.001 par value, per share.

Company  Permits  has  the  meaning  set  forth  in  Section  5.14.

Company Preferred Stock means the Company Class D Convertible Senior Preferred Stock and the Company Class E Convertible Senior Preferred Stock, collectively.


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Company  Third Party means any Person (or group of Persons) other than PointeCom or  its  respective  Affiliates.

Competitive Business means any business that competes with the business of the Company as conducted at the Effective Time or the businesses of PointeCom and the Surviving Corporation as conducted or proposed to be conducted at the Effective Time.

Constituent Corporations has the meaning set forth in the second paragraph of this Agreement.

Control (including, with its correlative meanings, controlled by and under common control with) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise) of any Person.

Dissenting  Shares  has  the  meaning  set  forth  in  Section  3.3.

Effective  Time  has  the  meaning  set  forth  in  Section  2.2.

Encumbrances means all liens, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, preemptive rights, rights of first refusal, reservations, restrictions or other encumbrances or defects in title.

Employee  benefit  plan  has  the  meaning  set  forth  in  Section  5.20.

Environmental, Health and Safety Laws means any federal, state or local Law now or hereafter in effect which are binding on any of the parties hereto, including, without limitation, any judicial or administrative interpretation thereof, any judicial or administrative order, consent decree or judgment, or agreement with any Governmental Authority, relating to (a) pollution, exposure to oil, pollutants, contaminants, hazardous or toxic materials or waste, (b) the protection, preservation or restoration of the environment, including laws relating to exposures to, or emissions, discharges, releases or threatened releases of oil, pollutants, contaminants, hazardous or toxic materials or wastes into ambient air, surface water, ground water or land surface or subsurface strata or (c) the manufacture, processing, labeling, distribution, use, treatment, storage, transport, handling or disposal of oil, pollutants, contaminants, hazardous or toxic materials or wastes or relating to the environment, plant and animal life, natural resources or health, safety or any Hazardous Substance. Environmental, Health and Safety Laws include, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Safe Drinking Water Act, 42 U.S.C. 300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 5101 et seq., the Atomic Energy Act, 42 U.S.C. 2011 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 et seq., and the Occupational Safety and Health Act, 29 U.S.C. 651 et seq.,


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in each case as amended from time to time, and any other federal, state or local
Laws now or hereafter relating to any of the foregoing, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

ERISA  has  the  meaning  set  forth  in  Section  5.20.

ERISA  Affiliate  has  the  meaning  set  forth  in  Section  5.20.

Financial  Statements  has  the  meaning  set  forth  in  Section  5.9.

GAAP means generally accepted accounting principles as currently applied by the respective party on a basis consistent with preceding years and throughout the periods involved.

Governmental Authority means any federal, state, local or foreign government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

Hazardous Substances means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental, Health or Safety Law. The term Hazardous Substances includes, without limitation, any substance to which exposure is regulated by any Governmental Authority or any Environmental, Health or Safety Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

Interim  Balance  Sheet  has  the  meaning  set  forth  in  Section  5.9.

Interim  Financial  Statements  has  the  meaning  set  forth  in  Section  5.9.

Law or Laws means any and all federal, state, local or foreign statutes, laws, ordinances, proclamations, code, regulations, legal doctrine, published requirements, orders, decrees, judgments, injunctions and rules of any Governmental Authority, including, without limitation, those covering environmental, Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust and wage and hour matters, in each case as amended and in effect from time to time.

Loss or Losses means all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, fees, costs and expenses (including specifically, but without limitation, reasonable attorneys fees and costs and expenses of investigation), net of income Tax effects with respect thereto (including, without limitation, income Tax benefits recognized in


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connection  therewith  and  income  Taxes  upon  any  indemnification  recovery thereof).

Material Adverse Effect means, with respect to any Person, any material adverse effect on the financial condition, business, assets or results of operations of such person and its subsidiaries, taken as a whole.

Merger  Consideration  has  the  meaning  set  forth  in  Section  3.1.

Merger  Filing  has  the  meaning  set  forth  in  Section  2.2.

Merger  has  the  meaning  set  forth in the second paragraph of this Agreement.

NASDAQ means a national securities market run by the National Association of Securities Dealers.

Newco  has  the  meaning  set  forth  in  the first paragraph of this Agreement.

Newco  Common  Stock  has  the  meaning  set  forth  in  Section  5.6.

Note means the 12% Convertible Promissory Note issued by the Company in an original principal amount of $10,000,000 in connection with the PointeCom Loan, a copy of which is attached hereto as Exhibit B.

NRS  means  the  Nevada  Revised  Statutes,  as  amended.

1933 Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1934 Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation or articles of incorporation and bylaws of such corporation.

Permitted Encumbrances means (a) any Encumbrances reserved against in the Interim Balance Sheet, (b) Encumbrances for property or ad valorem Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Company's books in accordance with GAAP, (c) obligations under operating and capital leases described in Schedule 5.12, and (d) statutory liens or landlords, carriers, warehousemans, mechanics, suppliers, materialmens, repairmens or other like Encumbrances arising in the ordinary course of business.

Person means any natural person, corporation, partnership, proprietorship, other


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business organization, trust,  union,  association  or  Governmental  Authority, whether incorporated  or  unincorporated.

Plan  has  the  meaning  set  forth  in  Section  5.20.

PointeCom  has  the  meaning set forth in the first paragraph of this Agreement.

PointeCom  Balance  Sheet  Date  has  the  meaning  set  forth  in  Section 6.6.

PointeCom Class A Preferred Stock means the Class A Convertible Senior Preferred Stock of PointeCom, par value $0.01 per share, issued pursuant to that certain Certificate of Designations of Pointe Communications Corporation filed with the Secretary of State of Nevada on May 11, 1999.

PointeCom Class B Preferred Stock means the Class B Convertible Senior Preferred Stock of PointeCom, par value $0.01 per share, issued pursuant to that certain Certificate of Designations of Pointe Communications Corporation filed with the Secretary of State of Nevada on September 7, 1999.

PointeCom Common Stock means PointeCom's common stock, $.00001 par value per share.

PointeCom  ERISA  Affiliate  has  the  meaning  set  forth  in  Section  6.24.

PointeCom  Financial  Statements  has  the  meaning  set  forth  in Section 6.6.

PointeCom  Interim  Balance  Sheet  has  the  meaning  set forth in Section 6.6.

PointeCom Interim Financial Statements has the meaning set forth in Section 6.6.

PointeCom  Loan  has  the  meaning  set  forth  in  Section  7.10.

PointeCom  Permits  has  the  meaning  set  forth  in  Section  6.10.

PointeCom  Plan  has  the  meaning  set  forth  in  Section  6.24.

PointeCom Preferred Stock means the PointeCom Class A Preferred Stock and the PointeCom Class B Preferred Stock, collectively.

PointeCom Third Party means any Person (or group of Persons) other than PointeCom or its respective Affiliates.

PointeCom  Year-End  Financial  Statements  has the meaning set forth in Section
6.6.

Qualified  Plans  has  the  meaning  set  forth  in  Section  5.20.


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Qualified  PointeCom  Plans  has  the  meaning  set  forth  in  Section  6.24.

Registration Rights Agreement means that certain Registration Rights Agreement attached hereto as Exhibit C.

Registration  Statement  has  the  meaning  set  forth  in  Section  7.10.

Requisite Stockholder Approval means, with respect to the Company, the affirmative vote of a majority of the holders of the outstanding shares of Company Common Stock in favor of (a) approval of the issuance of shares of Company Common Stock and Company Preferred Stock in connection with the Merger as provided in this Agreement in accordance with the rules of NASDAQ and (b) an amendment to the Company's certificate of incorporation to increase the authorized capital stock of the Company (including designation of the rights and preferences for Company Class D and E Senior Preferred Stock) in accordance with the Texas Business Corporation Act; or with respect to PointeCom, the affirmative vote of a majority of the holders of outstanding shares of PointeCom capital stock in favor of the adoption of this Agreement in accordance with the NRS.

SEC  means  the  Securities  and  Exchange  Commission.

Subsidiary means, as to a particular parent business entity, any business entity of which 50% or more of the indicia of equity rights is at the time directly or indirectly owned by the parent or by one or more Persons controlled by, controlling or under common control with the parent.

Surviving  Corporation  has  the  meaning  set  forth  in  Section  2.1.

Surviving Securities means the warrants, options and other rights of PointeCom as defined in Section 3.4.

Taxes  has  the  meaning  set  forth  in  Section  5.22.

Transaction Documents shall refer to this Agreement and any other agreements and documents to be executed and delivered pursuant to this Agreement by a party hereto.

Warrant Agreement means that certain Warrant Agreement attached hereto as Exhibit D.

Warrants shall mean the warrants of the Company to be issued pursuant to the Warrant Agreement.

Year-End  Financial  Statements  has  the  meaning  set  forth  in  Section 5.9.

Year  2000  Compliant  has  the  meaning  set  forth  in  Section  5.28.


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1.2.  Interpretation.  For  all  purposes of this Agreement, except as otherwise expressly  provided  or  unless  the  context  otherwise  requires:

(a) the terms defined in Section 1.1 and elsewhere in this Agreement include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP;

(c) the words herein, hereof, and hereunder and other words of similar import refer to this
Agreement as a whole and not to any particular Article, Section or other subdivision;

(d) as used herein, the words knowledge or known shall, (i) with respect to the Company or Newco, mean the actual knowledge of the corporate executive officers of the Company or Newco, respectively, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are known by the Company or Newco, respectively, or made to the knowledge of the Company or Newco, respectively, and (ii) with respect to PointeCom, mean the actual knowledge of the corporate executive officers of PointeCom, in each case after such individuals have made due and diligent inquiry as to the matters which are the subject of the statements which are known by PointeCom or made to the knowledge of PointeCom; and

(e) disclosure of any matter in a Schedule shall not be deemed an admission that such matter is material.

ARTICLE  II.  THE  MERGER  AND  THE  SURVIVING  CORPORATION

2.1. The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Newco shall be merged with and into PointeCom and the separate existence of Newco shall thereupon cease in accordance with the NRS. PointeCom shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the Surviving Corporation).

2.2. Effective Time of the Merger. The Merger shall become effective (the Effective Time) at 1:59 p.m., Nevada time, on June 30, 2000, or such other time and date mutually agreeable to the parties hereto and stated in a certificate of merger, in a form mutually acceptable to PointeCom and the Company, filed with the Secretary of State of the State of Nevada in accordance with the NRS (the Merger Filing). The Merger Filing shall be made simultaneously with or as soon as practicable after the Closing. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of the Company, Newco or PointeCom in order to carry out and effectuate the transactions contemplated by this Agreement.

2.3. Certificate of Incorporation, Bylaws and Board of Directors of Surviving Corporation.


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As  a  result  of  the  Merger  and  at  the  Effective  Time:

(a) The Certificate of Incorporation of PointeCom in effect on the date hereof, shall become the Certificate of Incorporation of the Surviving Corporation. After the Effective Time, the Certificate of Incorporation of the Surviving Corporation may be amended in accordance with its terms and as provided in the NRS.

(b) The Bylaws of PointeCom in effect on the date hereof, shall become the Bylaws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the NRS.

(c) Upon consummation of the Merger, the Board of Directors of the Surviving Corporation shall consist of nine members, of which six members shall be named by PointeCom and three members shall be named by the Company and such individuals shall serve in such positions until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporations Certificate of Incorporation and Bylaws. From and after the Effective Time, the Surviving Corporation shall possess all rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of PointeCom and Newco, all as provided under the NRS.

ARTICLE  III.  CONSIDERATION

3.1.  Conversion  of  Shares.

At the Effective Time, by virtue of the Merger, and without any action on the part of any holder of any capital stock of PointeCom, each share of PointeCom Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.215054 of a share of Company Common Stock (the Exchange Ratio) and all such shares of PointeCom Common Stock shall no longer be outstanding, shall be canceled and shall cease to exist, and each holder of any such shares of PointeCom Common Stock shall thereafter cease to have any rights with respect to such shares of PointeCom Common Stock except the right to receive 0.215054 shares of Company Common Stock for each such share of PointeCom Common Stock and unpaid dividends and distributions, if any, to which the holder of such shares of PointeCom Common Stock is entitled at the Effective Time; each share of PointeCom Class A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Company Class D Convertible Senior Preferred Stock and all such shares of PointeCom Class A Preferred Stock shall no longer be outstanding, shall be canceled and shall cease to exist, and each holder of any such shares of PointeCom Class A Preferred Stock shall thereafter cease to have any rights with respect to such shares of PointeCom Class A Preferred Stock except the right to receive one share of Company Class D Convertible Senior Preferred Stock for each such share of PointeCom Class A Preferred Stock (the terms of which shall be in all material respects the same as the PointeCom Class


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A  Preferred  Stock,  except  that  Company Class A Convertible Senior Preferred
Stock shall be convertible into such number of shares of Company Common Stock as would have been issued to the holders of the PointeCom Class A Preferred Stock if such holders had converted the PointeCom Class A Preferred Stock into PointeCom Common Stock prior to the Effective Time) and unpaid dividends and distributions, if any, to which the holder of such shares of PointeCom Class A Preferred Stock is entitled at the Effective Time; and each share of PointeCom Class B Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of Company Class E Convertible Senior Preferred Stock and all such shares of PointeCom
Class B Preferred Stock shall no longer be outstanding, shall be canceled and shall cease to exist, and each holder of any such shares of PointeCom Class B Preferred Stock shall thereafter cease to have any rights with respect to such shares of PointeCom Class B Preferred Stock except the right to receive one share of Company Class E Convertible Senior Preferred Stock for each such share of PointeCom Class B Preferred Stock (the terms of which shall be in all material respects the same as the PointeCom Class B Preferred Stock, except that Company Class E Convertible Senior Preferred Stock shall be convertible into such number of shares of Company Common Stock as would have been issued to the holders of the PointeCom Class B Preferred Stock if such holders had converted the PointeCom Class B Preferred Stock into PointeCom Common Stock prior to the Effective Time) and unpaid dividends and distributions, if any, to which the holder of such shares of PointeCom Class B Preferred Stock is entitled at the Effective Time. The Company capital stock to be issued as described above in exchange for the PointeCom capital stock shall be referred to herein as the Merger Consideration. Except with respect to fractional shares (as provided in Section 3.2, below) and dissenting Shares (as provided in Section 3.3, below), PointeCom shareholders will receive only voting shares of the Company as consideration for the Merger.

3.2. Fractional Shares. No scrip or fractional shares of Company Common Stock shall be issued in the Merger. All fractional shares of Company Common Stock to which a holder of PointeCom Common Stock immediately prior to the Effective Date would otherwise be entitled at the Effective Date shall be aggregated. If a fractional share results from such aggregation, such stockholder shall be entitled, after the later of (a) the Effective Date or (b) the surrender of such stockholders certificate representing his PointeCom Common Stock that represent such shares of PointeCom Common Stock, to receive from the Company an amount in cash in lieu of such fractional share, based on the average trading price for Company Common Stock during the twenty trading days that end on the last trading day prior to the Closing Date. The Company will make available the cash necessary for the purpose of paying cash for fractional shares.

The payment of cash in lieu of fractional shares of Company Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Company of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the PointeCom stockholders instead of issuing fractional shares of Company Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the PointeCom stockholders in exchange for their


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shares  of  PointeCom  capital  stock.  The  fractional shares interests of each
PointeCom stockholder will be aggregated, and no PointeCom stockholder will receive cash in an amount greater to or greater than the value of one full share of Company Common Stock.

3.3. Dissenting Shares. To the extent that appraisal rights are available under the NRS, shares of PointeCom Common Stock that are issued and outstanding immediately prior to the Effective Date and that have not been voted for adoption of the Merger and with respect of which appraisal rights have been properly demanded in accordance with the applicable provisions of the NRS (the Dissenting Shares) shall not be converted into the right to receive the Merger Consideration at or after the Effective Date unless and until the holder of such shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the NRS) or becomes ineligible for such appraisal. If a holder of Dissenting Shares withdraws his demand for such appraisal (in accordance with the applicable provisions of the NRS) or becomes ineligible for such appraisal, then, as of the Effective Date or the occurrence of such event, whichever occurs later, such holders Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration. If any holder of PointeCom Common Stock shall assert the right to be paid the fair value of such PointeCom Common Stock as described above, PointeCom shall give the Company notice thereof and the Company shall have the right to participate in all negotiations and proceedings with respect to any such demands. PointeCom shall not, except with the prior written consent of the Company, which shall not be unreasonably withheld, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. After the Effective Date, the Company will cause the Surviving
Corporation to pay its statutory obligations to holders of Dissenting Shares; provided, however, that PointeCom will be solely responsible for such payments to the holders of Dissenting Shares and the Company will not contribute funds nor loan funds to PointeCom in connection with such payments.

3.4. Other PointeCom Securities. To the extent of any outstanding warrants, options or other conversion or purchase rights (the Surviving Securities) that have been issued by PointeCom or its Affiliates prior to the Effective Time to purchase PointeCom Common Stock, the Company shall reserve shares of Company Common Stock for future issuance upon exercise of the Surviving Securities. At the Effective Time, by virtue of the Merger, and without any action on the part of any holder of a Surviving Security, each Surviving Security (a) may be exercised only for Company Common Stock notwithstanding any contrary agreement or document relating to the Surviving Securities or pursuant to which any Surviving Securities were issued, (b) each such Surviving Security shall at the Effective Time become a right to acquire a number of shares of Company Common Stock equal to the product arrived at by multiplying the Exchange Ratio by the number of shares of PointeCom Common Stock subject to such right immediately prior to the Effective Time and upon exercise, conversion or purchase of the Surviving Securities cash shall be paid in lieu of fractional shares of Company Common Stock in an amount based on the average trading price for Company Common Stock during the twenty trading days that end on the last trading day prior to the date of exercise, conversion or purchase thereof less the exercise price thereof, and (c) the exercise price or purchase price per share of Company
Common Stock for which each such right (as exchanged) is exercisable shall be the amount (rounded up the next whole cent) arrived at by dividing the exercise price or purchase price per share of PointeCom Common Stock at which such Surviving Security is exercisable immediately prior to the Effective Time by the Exchange Ratio. At the Closing, each holder of a Surviving Security shall furnish to the Company the certificates or other documents representing his Surviving Security, duly endorsed in blank (or affidavits of lost certificates and indemnification in lieu thereof) and the Company shall deliver to each holder of a Surviving Security a Company warrant, option or right with the same terms and conditions as such Surviving Security (except that the number of shares of Company Common Stock issuable upon exercise thereof shall be modified as set forth in this Section 3.4).

3.5. Newco Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Company as the sole holder of the capital stock of Newco, each issued and outstanding share of common stock, par value $0.01 per share, of Newco shall be converted in one share of common stock, $0.00001 par value, of the Surviving Corporation.

3.6. Delivery of Merger Consideration. At the Closing, (a) each stockholder of the PointeCom shall furnish to the Company the certificates representing his PointeCom Common Stock and PointeCom Preferred Stock, duly endorsed in blank by such stockholder or accompanied by duly executed blank stock powers (or affidavits of lost certificates and indemnification in lieu thereof), and (b) the Company shall deliver to each such stockholder a copy of an irrevocable instruction letter to the Company's transfer agent directing that certificates representing the shares of Company Common Stock and Company Preferred Stock be delivered to each such stockholder pursuant to Section 3.1, other than as provided in Sections 3.2 and 3.3 hereof. PointeCom agrees promptly to use commercially reasonable efforts to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to the PointeCom Common Stock and PointeCom Preferred Stock or with respect to the stock powers accompanying such stock.

3.7. No Effect on Capital Stock of Company. Each share of the outstanding capital stock of the Company issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger.

3.8. Closing of Transfer Records. After the Effective Time, no transfer of shares of PointeCom Common Stock, or PointeCom Preferred Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of Company Common Stock, Company Class D Convertible Senior Preferred Stock or Company Class E
Convertible Senior Preferred Stock, as the case may be, cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in Section 3.1.

3.9. Effect on Treasury or Unissued Shares of PointeCom Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of the issued and outstanding shares of Company Common Stock or PointeCom Common Stock, each unissued or treasury share of PointeCom Common Stock, PointeCom Class A Preferred Stock and PointeCom Class B Preferred Stock shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

3.10. Rule 16b-3. The Company and PointeCom shall take all steps as may be required to cause the consummation of the transactions contemplated by this
Article III and any other disposition of PointeCom equity securities (including derivative securities) or acquisitions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who
(x) is a director or officer of PointeCom or (y) at the Effective Time, will become a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the 1934 Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

ARTICLE  IV.  CLOSING

The  consummation  of  the Merger and delivery of the consideration described in
Section 3.6 hereof and the other transactions contemplated by this Agreement (the Closing) shall take place at the offices of Gardere & Wynne, 1000 Louisiana, Suite 3400, Houston, Texas 77002, not later than the third business day after the date all conditions in Article VIII have been satisfied or waived in writing, which Closing shall not be later than June 30, 2000, or at such other location, time and date as PointeCom and the Company may mutually agree, which date is herein referred to as the Closing Date.

ARTICLE  V.  REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY
AND  NEWCO

A. The Company, on the one hand, and Newco, on the other hand, represent and warrant to PointeCom as follows:

5.1. Due Organization and Qualification. Each of the Company and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and the NRS, respectively, and each has all corporate power required to carry on its business as now conducted. Except as set forth in Schedule 5.1, each of the Company and Newco is qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Company or Newco. Each of the Company and Newco has the requisite corporate power and corporate authority to own, lease and operate its assets and properties and to carry on its own business as such business is currently being conducted. Correct and complete copies of all stock records and minute books of the Company and Newco have been made available to PointeCom.

5.2.  Authorization;  Non-Contravention;  Approvals.

(a)  Each  of  the  Company  and  Newco  has  the  corporate power and corporate authority to enter into each of the Transaction Documents to which each is a party, and, subject to obtaining the hereinafter described approvals, to consummate the transactions contemplated hereby, including issuance of the Merger Consideration. The execution, delivery and performance by the Company and Newco of each of the Transaction Documents to which it is party is subject to the Requisite Stockholder Approval of the Company. Other than such stockholder approval, no additional corporate proceedings on the part of the Company or Newco are necessary to authorize the execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the
transactions  contemplated  hereby.   Subject  to  obtaining  the  foregoing
approvals, each of the Transaction Documents to which it is a party has been duly and validly executed and delivered by the Company and Newco and (assuming the due authorization, execution and delivery by PointeCom, and that each Transaction Document to which it is a party constitutes a valid and binding agreement of PointeCom) constitutes valid and binding agreements of the Company and Newco in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect, affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b) Subject to obtaining the foregoing approvals, the execution and delivery by each of the Company and Newco of each of the Transaction Documents to which it is a party does not, and the consummation by the Company and Newco of the transactions contemplated hereby will not (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company or Newco, (ii) assuming compliance with matters referred to in paragraph (c) of this section, violate or result in a breach of any Laws applicable to the Company or Newco or the properties or assets of either or (iii) violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or Newco under any of the terms, conditions or provisions of, except as set forth in Schedule 5.2, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which the Company or Newco is now a party or by which the Company or Newco or any of the properties or assets of either may be bound or affected, except in the case of clauses (ii) and (iii), for any such violation or breach that would not have a Material Adverse Effect on the Company or Newco.

(c) Except for obtaining the foregoing approvals, the Merger Filing and such filings as may be required under federal or state securities Laws, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or third party is necessary for the execution and delivery of each of the Transaction Documents to which it is a party by the Company and Newco or the consummation by the Company and Newco of the transactions contemplated hereby. Except as set forth in Schedule 5.2, none of the agreements, licenses or permits to which the Company or Newco is a party requires notice to, or the consent or approval of any third party for the execution and delivery of each of the Transaction Documents to which it is a party by each of the Company and Newco and the consummation of the transactions contemplated hereby.

5.3. Company Common Stock. The shares of Company Common Stock, and Company Preferred Stock to be issued to the stockholders of PointeCom pursuant to the Merger (including upon exercise of the Surviving Securities), when authorized and issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights.

5.4.  Tax-Free  Reorganization  Representations.

(a) The fair market value of the Company capital stock received by each PointeCom shareholder pursuant to this Agreement will be approximately equal to the fair market value of the PointeCom capital stock surrendered in the exchange.

(b) The Company has no plan or intention to cause PointeCom to issue additional shares of PointeCom stock that would result in the Company losing control of PointeCom within the meaning of Section 368 (c) of the Code.

(c) The Company has no plan or intention to liquidate PointeCom; to merge PointeCom into another corporation (except as contemplated by this Agreement); to cause PointeCom to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of the stock acquired in the transaction, except for transfers described in Section 368 (a)(2)(C) of the Code.

(d) The Company has no plan or intention to reacquire any of its stock issued in the Merger.

(e) The Company, PointeCom, and the shareholders of PointeCom will pay their respective expenses, if any, incurred in connection with the transaction.

(f) The Company will acquire PointeCom capital stock solely in exchange for Company voting stock. (For purposes of this representation, PointeCom capital stock redeemed for cash or other property furnished by the Company will be considered as acquired by the Company.) Further, no liabilities of PointeCom or the PointeCom shareholders will be assumed by the Company, nor will any of the

PointeCom capital stock that is exchanged pursuant to this Agreement be subject to any liabilities.

(g) The Company does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of PointeCom.

(h) Following the Merger, the Company shall cause PointeCom to continue its historic business or use a significant portion of its historic business assets in a business.

(i) Neither the Company nor Newco are investment companies as defined in Section 368 (a)(2)(F)(iii) and (iv) of the Code.

(j) The Company shall cause PointeCom to pay any dissenting shareholders the value of their stock out of PointeCom funds, no funds will be supplied for that purpose, directly or indirectly, by the Company, nor will the Company directly or indirectly reimburse PointeCom for any payments to dissenters.

(k) There is no indebtedness between the Company and PointeCom that will be settled at a discount.

(l) The holders of PointeCom Common Stock and PointeCom Preferred Stock will receive voting shares of Company Common Stock and voting shares of Company Preferred Stock having a fair market value equal to at least 50% of the value of their PointeCom capital stock at the Effective Time. Under the terms of the Merger, the stockholders of PointeCom will receive solely Company Common Stock and Company Preferred Stock in exchange for such PointeCom capital stock. However, redemptions or acquisitions of PointeCom capital stock by the Company or PointeCom or any related party and extraordinary distributions (i.e., distributions with respect to stock other that regular, normal dividends), prior to and in connection with the Merger will be taken into account for purposes of this representation. Neither the Company nor a related party has a plan or intention to reacquire or acquire any of the Company Common Stock or Company Preferred Stock issued to PointeCom stockholders in the Merger. For purposes of this representation, a related party includes any corporation (i) that is a member of any affiliated group of which PointeCom or the Company is a member, as defined in Section 1504 (determined without regard to Section 1504(b)), or (ii) a corporation in which the Company owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent (50%) of the total value of shares of all classes of stock (determined by taking into account the constructive stock ownership rules of Section 318(a) of the Code as modified by Section 304(c)). For purposes of the foregoing, (i) a corporation will be a related party if either of the relationships described above exists immediately before the Merger, immediately after the Merger, or is created in connection with the Merger, and (ii) a related party will be considered as acquiring its proportionate share of any Company Common Stock or Company Preferred Stock acquired by a partnership in which it is a partner.

(m) The payment of cash in lieu of fractional shares of Company Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Company of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the PointeCom stockholders instead of issuing fractional shares of Company Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the PointeCom stockholders in exchange for their shares of PointeCom capital stock. The fractional shares interests of each PointeCom stockholder will be aggregated, and no PointeCom stockholder will receive cash in an amount greater to or greater than the value of one full share of Company Common Stock.

(n) None of the compensation received by any shareholder-employee of PointeCom will be separate consideration for, or allocable to, any of their shares of PointeCom capital stock; none of the shares of Company Common Stock or Company Preferred Stock received by any shareholder employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms length for similar services.

(o) Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

5.5. SEC Filings; Disclosure. The Company has filed with the SEC all material forms, statements, reports and documents required to be filed by it prior to the date hereof under each of the 1933 Act, the 1934 Act, and the respective rules and regulations thereunder, (a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate Act and the rules and regulations thereunder, and (b) none of which, as amended, if applicable, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made and at the time they were made, not misleading. The financial statements of the Company included in the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1998 and Form 10-Q for the fiscal quarter ended September 30, 1999, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, applied on a consistent basis during the period covered and fairly represent, in all material respects, the financial position of the Company as of the date thereof and the results of operations and changes in financial position for the period then ended. The Company is eligible to file a registration statement on Form S-4 covering the Merger Consideration to be issued pursuant to this Agreement.

5.6. Interim Operations of Newco. Newco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged, and will engage, in no other business activities and has, and will continue to have, no debt outstanding. The authorized capital stock of Newco consists solely of 10,000 shares of common stock, par value $0.01 per share (Newco Common Stock), of which 100 shares are issued and outstanding. All of the issued and outstanding shares of Newco Common Stock have been duly authorized and validly issued, are fully paid and nonassessable. All of the issued and outstanding shares of Newco Common Stock are owned by the Company, and the Company has not entered into any agreements or arrangements to sell or transfer such stock to a third party.

5.7. Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on Schedule 5.7. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable Laws, including, without limitation, those Laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholders. Except as set forth in Schedule 5.7, no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates the Company to issue any of its capital stock.

5.8. Subsidiaries. Except as set forth in Schedule 5.8, the Company owns, of record or beneficially, or controls, directly or indirectly, no capital stock, securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or other business entity. Except as set forth in Schedule 5.8, the Company is not, directly or indirectly, a participant in any joint venture, limited liability company, partnership or other noncorporate entity.

5.9.  Financial  Statements.

(a) The Company has delivered to PointeCom complete copies of the following financial statements:

(i) the audited balance sheets of the Company as of December 31, 1996, 1997 and 1998 and the related audited statements of income, stockholders equity and cash flows for the three annual periods ended December 31, 1998, together with the related notes, schedules and audit report of the Company's independent accountants (such balance sheets and the related statements of income and the related notes and schedules are referred to herein as the Year-End Financial Statements); and;

(ii) the unaudited balance sheet (the Interim Balance Sheet) of the Company as of September 30, 1999 (the Balance Sheet Date) and the related unaudited statement of operations for the interim period ended on the Balance Sheet Date, together with the related notes and schedules (such balance sheets, the related statements of income and the related notes and schedules are referred to herein as the Interim Financial Statements). The Year-End Financial Statements and the Interim Financial Statements (collectively, the Financial Statements) are attached as Schedule 5.9 to this Agreement.

(b) Except as set forth in Schedule 5.9, the Financial Statements have been or will be prepared from the books and records of the Company in conformity with GAAP (except for the absence of notes in the Interim Financial Statements and that the Interim Financial Statements are subject to year-end audit adjustments, none of which are expected to be material) and will present fairly in all material respects the financial position and results of operations of the Company as of the dates of such statements and for the periods covered thereby. The books of account of the Company have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

5.10. Liabilities and Obligations. Except as set forth in Schedule 5.10, as of the Balance Sheet Date the Company did not have, nor has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which would have a Material Adverse Effect on the Company, except (a) liabilities, obligations or contingencies (i) that are accrued or reserved against in the Financial Statements or reflected in the notes thereto or (ii) that were incurred after the Balance Sheet Date and were incurred in the ordinary course of business, consistent with past practices, and
(b) liabilities and obligations that are of a nature not required to be reflected in the Financial Statements prepared in accordance with GAAP and that were incurred in the normal course of business, which material liabilities and obligations are described in Schedule 5.10 or another Schedule hereto. Schedule
5.10 sets forth the Company's outstanding principal amount of indebtedness for borrowed money (including overdrafts) as of November 30, 1999.

5.11. Accounts and Notes Receivable. Schedule 5.11 sets forth an accurate list of the accounts and notes receivable of the Company as of the Balance Sheet Date. Receivables from and advances to employees are separately identified in
Schedule 5.11. Schedule 5.11 also sets forth an accurate aging of all accounts and notes receivable as of the Balance Sheet Date, showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company, including without limitation those classified as current assets on the Interim Balance Sheet, are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and are collectible in the amounts shown on Schedule 5.11, net of reserves reflected in the Interim Financial Statements with respect to the accounts receivable as of the Balance Sheet Date, and net of reserves reflected in the books and records of the Company (consistent with the methods used in the Interim Financial Statements) with respect to receivables of the Company after the Balance Sheet Date.

5.12.  Assets.

(a) Schedule 5.12 sets forth an accurate list of all real and personal property included in property and equipment on the Interim Balance Sheet and all other tangible assets of the Company with a book value in excess of $10,000 acquired since the Balance Sheet Date. The Company shall make available to PointeCom true, complete and correct copies of leases for significant equipment and for all real property leased by the Company. Schedule 5.12 indicates which assets used in the operation of the businesses of the Company are currently owned by Affiliates of the Company. Except as specifically identified in Schedule 5.12, all of the material tangible assets, vehicles and other significant machinery and equipment of the Company listed in Schedule 5.12 are in sufficient condition for the conduct of the Company's business. Except as specifically described in
Schedule 5.12, all material fixed assets used by the Company in its business are either owned by the Company or leased under agreements identified in Schedule
5.12. All material leases set forth in Schedule 5.12 are in full force and effect and constitute valid and binding agreements of the Company or Newco as applicable, and to the knowledge of the Company, the other parties thereto in accordance with their respective terms. Schedule 5.12 contains true, complete and correct copies of all title reports and title insurance policies received or owned by the Company.

(b) The Company has good and marketable title to, or valid leasehold interests in, the tangible and intangible personal property owned by it and used in its business, including the properties identified in Schedule 5.12 as owned real property, free and clear of all Encumbrances other than Permitted Encumbrances and those set forth in Schedule 5.12.

(c) Except as specifically described in Schedule 5.12, the tangible and intangible assets owned or leased by the Company include all the material assets used in the operation of the business of the Company as conducted at the Interim Balance Sheet Date, except for dispositions of such assets since such date in the ordinary course of business, consistent with past practices.

5.13.  Material  Customers  and  Contracts.

(a) Schedule 5.13 sets forth an accurate list of (i) all customers representing 10% or more of the Company's revenues for the fiscal year ended December 31, 1998 or the interim period ended on the Balance Sheet Date (the Material Customers), and (ii) all material executory contracts, warranties, commitments and similar agreements to which the Company is currently a party or by which it or any of its properties is bound, involving, (A) customer contracts in excess of $100,000, including, without limitation, consignment contracts, (B) contracts with any labor organizations, (C) leases providing for annual rental payments in excess of $100,000, (D) loan agreements, (E) pledge and security agreements, (F) indemnity or guaranty agreements or obligations , (G) bonds, (H) notes, (I) mortgages, (J) joint venture or partnership agreements, (K) options to purchase real or personal property, and (L) agreements relating to the purchase or sale by the Company of assets (other than oral agreements relating to sales of inventory or services in the ordinary course of business, consistent with past practices) or securities for more than $100,000, individually. Prior to the date hereof, the Company has made available to PointeCom complete and correct copies of all such agreements.

(b) Except to the extent set forth in Schedule 5.13, since the Balance Sheet Date, (i) no Material Customer has canceled or substantially reduced or, to the knowledge of the Company, intends to cancel or substantially reduce its purchases of the Company's products or services; and (ii) the Company is in compliance with all material commitments and obligations pertaining to it under such agreements and is not in material default under any of the agreements described in subsection (a), no notice of default has been received by the Company, and to the knowledge of the Company, there is no event which, with notice or the passage of time or both, would result in a default under any of the agreements described in subsection (a), in any case where such non compliance or default would have a Material Adverse Effect on the Company.

(c) Except to the extent set forth in Schedule 5.13, the Company is not a party to any governmental contracts subject to price redetermination or renegotiation. Except to the extent set forth in Schedule 5.13, the Company is not required to provide any bonding or other financial security arrangements in any amount in connection with any transactions with any of its customers or suppliers, the failure of which would have a Material Adverse Effect on the Company.

5.14. Permits. Except as set forth on Schedule 5.14, the Company has all franchises, permits, licenses and any other governmental authority necessary for the conduct of its business as now being conducted, the lack of which would have a Material Adverse Effect (the "Company Permits"). The Company Permits are valid, and the Company has not received any written notice that any Governmental Authority intends to cancel, terminate or not renew any such Permit. The Company Permits are all the permits that are required by Law for the operation of the business of the Company as conducted at the Balance Sheet Date and the ownership of the assets of the Company, except such Company Permits, which the failure to possess would not have a Material Adverse Effect on the Company. The Company has conducted and is conducting its business in substantial compliance with the Company Permits and is not in violation of any of the foregoing, except for any violations that individually or in the aggregate do not have a Material Adverse Effect on the Company. Except as specifically provided in Schedule 5.14, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any Company Permits except for breaches or violations that would not have a Material Adverse Effect on the Company.

5.15. Environmental Matters. Except as set forth in Schedule 5.15 and except for such matters as would not have a Material Adverse Effect on the Company,
(a) the Company has complied with and is in compliance, in all material respects, with all Environmental, Health and Safety Laws, including, without limitation, Environmental, Health and Safety Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Substances; (b) the Company has obtained and complied, in all material respects, with all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental, Health and Safety Laws, all past and present sites owned or operated by the Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled; (c) to the Company's knowledge, there have been no releases or threats of releases (as defined in any Environmental, Health and Safety Laws) at, from, in or on any property owned or operated by the Company; (d) to the Company's knowledge, there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Surviving Corporation, PointeCom or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act, or (iv) comparable state and local statutes and regulations; and (e) to the Company's knowledge, the Company has no contingent liability in connection with any release or disposal of any Hazardous Substance into the environment. To the Company's knowledge, none of the past or present sites owned or operated by the Company is currently or has ever been designated as a treatment, storage and/or disposal facility, nor has any such facility ever applied for a Permit designating it as a treatment, storage and/or disposal facility, under any Environmental, Health or Safety Law.

5.16. Labor and Employee Relations. Except as set forth in Schedule 5.16, the Company is not bound by or subject to any arrangement with any labor union. Except as set forth in Schedule 5.16, no employees of the Company are represented by any labor union or covered by any collective bargaining agreement nor, to the Company's knowledge, is any campaign to establish such representation in progress. There is no pending or, to the Company's knowledge, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any significant labor interruptions over the past five years.

5.17. Insurance. Schedule 5.17 sets forth an accurate list as of the Balance Sheet Date of all insurance policies that are material to the Company. The policies described in such Schedule 5.17 for the current policy year are currently in full force and effect and, to the knowledge of the Company, no defaults exist under any of them.

5.18. Compensation; Employment Agreements. The Company has provided PointeCom with an accurate written list of all officers, directors and employees of the Company with annual salaries of $100,000 or more, listing the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each of such persons as of (a) the Balance Sheet Date and (b) the date hereof. The Company shall make available to PointeCom true, complete and correct copies of each employment or consulting agreement with any employee of the Company. Except as disclosed on Schedule 5.18, the Company is not a party to or bound by, with respect to any officer, employee or independent contractor of the Company, any (i) employment, termination or severance agreement, (ii) agreement (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period of one year or longer or (C) providing severance benefits or other benefits after the termination of employment not comparable to benefits available to employees generally, (iii) agreement, plan or arrangement under which any person may receive payments that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such persons parachute payment under Section 280G of the Code and (iv) agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of or otherwise affected by the transactions contemplated by this Agreement.

5.19. Noncompetition and Nonsolicitation Agreements. Schedule 5.19 sets forth all agreements containing covenants not to compete or solicit employees to which the Company is bound or under which the Company has any material rights or obligations.

5.20.  Employee  Benefit  Plans.

(a) Schedule 5.20 sets forth an accurate schedule of each employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and all nonqualified deferred compensation arrangements, whether formal or informal and whether legally binding or not, under which the Company or an ERISA Affiliate has any current or future obligation or liability or under which any present or former employee of the Company or an ERISA Affiliate, or such present or former employees dependents or beneficiaries, has any current or future right to benefits (each such plan and arrangement referred to hereinafter as a Plan), and the Company has provided or made available to PointeCom true and complete copies of such Plans, any trusts and other arrangements related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except as set forth in Schedule 5.20, neither the Company nor any ERISA Affiliate sponsors, maintains or is obligated to contribute currently, or at any time during the preceding five years, has sponsored, maintained or was obligated to contribute to, any plan, program, fund or arrangement that constitutes an employee pension benefit plan as defined in
Section 3(2) of ERISA that is subject to Title IV of ERISA. Each Plan may be terminated by the Company, or if applicable, by an ERISA Affiliate at any time without any liability, cost or expense, other than costs and expenses that are customary in connection with the termination of a Plan. For purposes of this Agreement, the term ERISA Affiliate means any corporation or trade or business which is, or ever was, treated as a single employer with the Company under
Section  414(b),  (c),  (m)  or  (o)  of  the  Code.

(b) Except as set forth on Schedule 5.20(b), each Plan listed in Schedule 5.20 is in compliance in all material respects with its own terms and the applicable provisions of ERISA, the Code, and any other applicable Law. Except as set forth in Schedule 5.20, with respect to each Plan of the Company and each ERISA Affiliate (other than a multiemployer plan, as defined in Section 4001(a)(3) of ERISA), all reports and other documents required under ERISA or other applicable Law to be filed with any Governmental Authority, the failure of which to file could reasonably be expected to result in a material liability to the Company or any ERISA Affiliate, including all Forms 5500 or required to be distributed to participants or beneficiaries, have been duly and timely filed or distributed.

True and complete copies of all such reports and other documents with respect to the past three years (if applicable) for each Plan have been provided to, or made available to, PointeCom. No accumulated funding deficiency (as defined in Section 412(a) of the Code) with respect to any Plan has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. Except as set forth in Schedule 5.20, each Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a Qualified Plan) is, and has been during the period from its adoption to the date hereof, so qualified, both as to form and operation and all necessary approvals of Governmental Authorities have been timely obtained. Except as set forth in Schedule 5.20, all accrued contribution obligations, and any other liability to pay benefits, of the Company with respect to any Plan have either been fulfilled in their entirety or are fully reflected in the Financial Statements.

(c) Except as set forth in Schedule 5.20(c), no Plan has incurred or is reasonably likely to incur, and neither the Company nor any ERISA Affiliate has incurred or is reasonably likely to incur with respect to any Plan, any liability for excise tax or penalty due to the Internal Revenue Service or any other governmental authority, and no Plan termination or discontinuance of contributions to any Plan has resulted in or is reasonably likely to result in the retroactive disqualification of any Plan qualified under Section 401(a) of the Code or has resulted in or is reasonably likely to result in any liability to the Company or any ERISA Affiliate. There have been no terminations, partial terminations or discontinuances of contributions by the Company or any ERISA Affiliate to any Qualified Plan during the preceding five years.

(d) Except as set forth in Schedule 5.20(d), neither the Company nor any ERISA Affiliate has made any promises of retirement or other benefits to employees, except as set forth in the Plans, and neither the Company nor any ERISA Affiliate maintains or has established any arrangement for retiree medical liabilities or any Plan that is a welfare benefit plan within the meaning of
Section 3(1) of ERISA that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participants termination of employment, except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and similar state Law provisions. Except as set forth in Schedule 5.16(d), neither the Company nor any ERISA Affiliate maintains, has established or has ever participated in a welfare benefit fund as defined in Section 419(e) of the Code, a multiple employer welfare benefit arrangement as described in Section 3(40)(A) of ERISA or a welfare benefit plan, within said meaning, which provides benefits other than through insurance policies. Except as set forth in Schedule 5.16, neither the Company nor any ERISA Affiliate has any current or future obligation or liability with respect to a Plan pursuant to the provisions of a collective bargaining agreement.

(e) Except as set forth in Schedule 5.20(e), neither the Company nor any ERISA Affiliate has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan that is subject to Title IV of ERISA are sufficient to provide the benefits under such

Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee in full if such Plan were terminated, and such assets are also sufficient to provide all other benefits liabilities (as defined in ERISA
Section  4001(a)(16))  due  under  such  Plan  upon  termination.

(f) Except as set forth in Schedule 5.20(f), no reportable event (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any Plan. There are no pending, or to the Company's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and the Company has no knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan. To the Company's knowledge, there are no investigations or audits of any Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability to the Company or any ERISA Affiliate that has not been fully discharged. Neither the Company nor any ERISA Affiliate has participated in any voluntary compliance or closing agreement programs established with respect to the form or operation of a Plan.

(g) Neither the Company nor any ERISA Affiliate has engaged in, and no Plan has otherwise been involved in, any prohibited transaction, within the meaning of
Section 406 of ERISA or Section 4975 of the Code, for which exemption was not available. No fiduciary of any Plan is in violation of any duty imposed by ERISA. Except as set forth in Schedule 5.20(g), neither the Company nor any ERISA Affiliate is, or ever has been, a participant in or is obligated to make any payment to a multiemployer plan, or to a multiple employer plan described in
Section 413(c) of the Code. To the Company's knowledge, no person or entity that was engaged by the Company or an ERISA Affiliate as an independent contractor within the last five years reasonably can or will be characterized or deemed to be an employee of the Company or an ERISA Affiliate under applicable Laws for any purpose whatsoever, including, without limitation, for purposes of federal, state and local income taxation, workers compensation and unemployment insurance and Plan eligibility.

5.21. Litigation and Compliance with Law. Except as set forth in Schedule 5.21, there are no actions, suits or proceedings, pending (of which the Company has received notice or with respect to which served with process) or, to the knowledge of the Company threatened against the Company, at law or in equity, or before or by any Governmental Authority having jurisdiction over the Company. No written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company. Except to the extent set forth in
Schedule 5.21, the Company has conducted and is conducting its business in compliance with all Laws applicable to the Company, its assets or the operation of its business, except such non-compliance that would not have a Material Adverse Effect on the Company.

5.22. Taxes. For purposes of this Agreement, the term Taxes shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United

States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments. The Each of the Company and its Subsidiaries has filed all federal, state, local and other Tax returns it was required to file, and has duly paid in full or made adequate provision in its books and records for the payment of all Taxes it was required to pay, except to the extent that such failure to pay or reserve would not have a Material Adverse Effect on the Company or its Subsidiaries. All such tax returns were correct and complete in all material respects. Neither the Company nor its Subsidiaries is currently the beneficiary of any extension of time within which to file any tax return. Each of the Company and its Subsidiaries has duly withheld and paid or remitted all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other person or entity that required withholding under any applicable Law, including, without limitation, any amounts required to be withheld or collected with respect to social security, unemployment compensation, sales or use taxes or workers compensation, except where such failure to withhold or pay would not have a Material Adverse Effect on the Company or its Subsidiaries. Except as set forth in Schedule 5.22, there are no examinations in progress or material claims against the Company or its Subsidiaries relating to Taxes for any period or periods prior to and including the Balance Sheet Date and no written notice of any claim for Taxes, whether pending or threatened, has been received which claim has not been finally settled. Neither the Company nor its Subsidiaries has granted or been requested to grant any extension of the limitation period not yet closed or agreed to any extension of time applicable to any claim for Taxes which still is in effect or assessments with respect to Taxes and has not executed a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local, foreign or other tax law that relates to the assets or operations of the Company or its Subsidiaries which still is in effect. Neither the Company nor its Subsidiaries is a party to any Tax allocation or sharing agreement. The Company has never been (nor has any liability for Taxes because it once was) a member of an affiliated group filing a consolidated federal income tax return, other than with respect to the consolidated federal income tax returns of the Company and its Subsidiaries, has not incurred any liability for the Taxes of any person under Treasury Regulations 1.1502-6 (or any similar provision of law) and has never incurred any liability for the Taxes of any person as a transferee or successor, by contract or otherwise. The unpaid Taxes of the Company and/or its Subsidiaries
(a) did not, as of the Balance Sheet Date, exceed any material amount the amount shown as accrual for Taxes on the Interim Balance Sheet and (b) will not exceed by any material amount that accrual as adjusted for operation and transactions of the Company or its Subsidiaries through the Closing Date in accordance with the past custom and practice of the Company in filing its tax returns. True and complete copies of (a) any tax examinations and statements of deficiencies, (b) extensions of statutory limitations and (c) the federal, state and local Tax returns of the Company and its Subsidiaries for the last three fiscal years have been previously provided to PointeCom. There are no requests for ruling in respect of any Tax pending between the Company or its Subsidiaries and any Taxing authority. Except with respect to MSN Communications, Inc., neither the Company nor its subsidiaries has ever been taxed under the provisions of Subchapter S of the Code. The Company and its Subsidiaries currently utilize the accrual method of accounting for income tax purposes; and such method of accounting has not changed in the past three years. No written notice has been received from any Tax authority in any jurisdiction in which the Company or its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests or liens for Taxes on any asset of the Company or its Subsidiaries, except for Permitted Encumbrances. Neither the Company nor its Subsidiaries has filed a consent under section 341(f) of the Code concerning collapsible corporations and neither the Company nor its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period set forth in Section 897(e)(1)(A)(ii) of the Code. None of the assets and properties of the Company or its Subsidiaries secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code or is an asset or property that the Company or any of its affiliates is or will be required to treat as being (i) owned by any other person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. Neither the Company nor its Subsidiaries has made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could require it to make any payments, that would not be deductible by reason of the application of Section 280G of the Code. The Company has not deferred any taxable income associated with any inter-company transactions as defined under the Regulations to Section 1502 of the Code.

5.23.  Absence of Changes.  Since the Balance Sheet Date, except as set forth in
Schedule 5.23, the Company has conducted, in all material respects, its operations in the ordinary course and there has not been:

(a) any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise) or results of operations of the Company, individually or in the aggregate;

(b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company, individually or in the aggregate;

(c) except as contemplated by this Agreement or the transactions contemplated hereby, any change in the authorized capital stock of the Company or in its outstanding securities or any grant of any options, warrants, calls, conversion rights or commitments;

(d) except as contemplated by this Agreement or the transactions contemplated hereby, any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

(e) any increase in the compensation payable or to become payable by the Company to its stockholders or to any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, which bonuses and salary increases are set forth in Schedule 5.18;

(f)  any  material  labor  disputes,  labor  grievances  or  labor claims filed;

(g) except for the Merger and any disposition contemplated by Section 7.1(f), any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company to any person;

(h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to the Company;

(i) any increase in the indebtedness of the Company, other than the PointeCom Loan and accounts payable incurred in the ordinary course of business, consistent with past practices or incurred in connection with the transactions contemplated by this Agreement;

(j) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

(k) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

(l)  any  waiver  of  any  material  rights  or  claims  of  the  Company;

(m) any material breach, amendment or termination of any material contract, agreement, Permit or other right to which the Company is a party or any of its property is subject, except that which would not have a Material Adverse Effect on the Company; or

(n) except for the transactions contemplated by this Agreement, any other material transaction by the Company outside the ordinary course of business.

5.24. Absence of Certain Business Practices. Neither the Company nor any of its Affiliates on behalf of the Company has given or offered to give anything of value to any governmental official, political party or candidate for government office that was illegal to so offer or give nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law.

5.25. Competing Lines of Business; Related-Party Transactions. Except as set forth in Schedule 5.25, no officer, director or any other Affiliate of the Company owns, directly or indirectly, any interest (other than up to five percent (5%) of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market) in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any business which is in a Competitive Business or is a competitor, lessor, lessee, customer or supplier of the Company. Except as set forth in Schedule 5.25, no officer or director of the Company has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company.

5.26. Intangible Property. Schedule 5.26 sets forth an accurate list of all patents, patent applications, trademarks, service marks, technology, licenses, trade names, copyrights and other intellectual property or proprietary property rights owned or used by the Company, which are material to the conduct of the Company's business. The Company owns or possesses sufficient legal rights to use all of such items, except where failure to own or possess such rights would not have a Material Adverse Effect on the Company.

5.27. Disclosure. No representation or warranty of the Company or Newco to PointeCom in this Agreement contains or will contain (at the time such representation or warranty is repeated) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

5.28. Year 2000 Compliance. All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally its systems) owned by the Company and necessary for the operation of the Company's business as presently conducted, will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of its business operations, and any systems that are not compliant will not have a Material Adverse Effect on the Company. For purposes hereof, Year 2000 Compliant means that such systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period substantially without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

None of the representations and warranties of the Company and Newco shall survive the Closing hereunder.

ARTICLE  VI.  REPRESENTATIONS  AND  WARRANTIES  OF  POINTECOM

PointeCom  represents  and  warrants  to  the  Company  and  Newco  as  follows:

6.1. Organization. PointeCom is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada, has all corporate power required to carry on its business as now conducted and is duly authorized and qualified under all applicable Laws to carry on its business in the places and in the manner now conducted. Except as set forth in Schedule 6.1, PointeCom is qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for jurisdiction where the failure to qualify would not have a Material Adverse Effect on PointeCom. PointeCom has the requisite corporate power and corporate authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted. Correct and complete copies of all stock records and minute books of PointeCom have been made available to the Company.

6.2.  Authorization;  Non-Contravention;  Approvals.

(a) PointeCom has the corporate power and corporate authority to enter into each of the Transaction Documents to which it is a party, and, subject to obtaining the hereinafter described approvals, to consummate the transactions contemplated hereby. The execution, delivery and performance of each of the Transaction Documents to which it is party is subject to the Requisite Stockholder Approval of PointeCom. Other than such board and shareholder approval, no additional corporate proceedings on the part of PointeCom is necessary to authorize the execution and delivery of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby. Subject to obtaining the foregoing approvals, each of the Transaction Documents to which it is a party has been duly and validly executed and delivered by PointeCom and (assuming the due authorization, execution and delivery by the Company and Newco, and each Transaction Document to which it is a party constitutes a valid and binding agreement of the Company and Newco) constitutes valid and binding agreements of PointeCom in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect, affecting the enforcement of creditors rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(b) Subject to obtaining the foregoing approvals, the execution and delivery of each of the Transaction Documents to which it is a party by PointeCom do not, and the consummation by PointeCom of the transactions contemplated hereby will not (i) violate or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the PointeCom, (ii) assuming compliance with matters referred to in paragraph (c) of this section, violate or result in a breach of any Laws applicable to PointeCom or its properties or assets or (iii) violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the properties or assets of PointeCom under any of the terms, conditions or provisions of, except as set forth in
Schedule 6.2, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, lease or other instrument, obligation or agreement of any kind to which the PointeCom is now a party or by which any of its properties or assets may be bound or affected, except in the case of clauses
(ii) and (iii), for any such violation or breach that would not have a Material Adverse Effect on PointeCom.

(c) Except for obtaining the foregoing approvals, the Merger Filing and such filings as may be required under federal or state securities Laws, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority or third party is necessary for the execution and delivery of each of the Transaction Documents to which it is a party by PointeCom or the consummation by PointeCom of the transactions contemplated hereby. Except as set forth in Schedule 6.2, none of the agreements, licenses or permits to which the PointeCom is a party requires notice to, or the consent or approval of any third party for the execution and delivery of each of the Transaction Documents to which it is a party by PointeCom and the consummation of the transactions contemplated hereby.

6.3. SEC Filings; Disclosure. PointeCom has filed with the SEC all material forms, statements, reports and documents required to be filed by it prior to the date hereof under each of the 1933 Act, the 1934 Act, and the respective rules and regulations thereunder, (a) except as set forth on Schedule 6.3, all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate Act and the rules and regulations thereunder, and (b) none of which, as amended, if applicable, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made and at the time they were made, not misleading. The financial statements of PointeCom included in PointeCom's annual report on Form 10-KSB for the fiscal year ended December 31, 1998 and Form 10-Q for the fiscal quarter ended September 30, 1999, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, applied on a consistent basis during the period covered and fairly represent, in all material respects, the financial position of PointeCom as of the date thereof and the results of operations and changes in financial position for the period then ended.

6.4. Capitalization. The authorized, issued and outstanding capital stock of PointeCom is set forth on Schedule 6.4. All of the issued and outstanding shares of PointeCom Common Stock have been duly authorized and validly issued (except as set forth on Annex J to Schedule 6.4), are fully paid and nonassessable, and were offered, issued, sold and delivered by PointeCom in compliance with all applicable Laws, including, without limitation, those Laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholders. Except as set forth in Schedule 6.4, no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates PointeCom to issue any of its capital stock.

6.5. Subsidiaries. Except as set forth in Schedule 6.5, PointeCom owns, of record or beneficially, or controls, directly or indirectly, no capital stock, securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or other business entity. Except as set forth in Schedule 6.5, PointeCom is not, directly or indirectly, a participant in any joint venture, limited liability company, partnership or other noncorporate entity.

6.6.  Financial  Statements.

(a) PointeCom has delivered to the Company complete copies of the following financial statements:

(i) the audited balance sheets of PointeCom as of December 31, 1996, 1997 and 1998 and the related audited statements of income, stockholders equity and cash flows for the three-year period ended December 31, 1998, together with the related notes, schedules and audit report of PointeCom's independent accountants (such balance sheets and the related statements of income and the related notes and schedules are referred to herein as the PointeCom Year-End Financial Statements); and;

(ii) the unaudited balance sheet (the PointeCom Interim Balance Sheet) of PointeCom as of September 30, 1999 (the PointeCom Balance Sheet Date) and the related unaudited statement of operations for the interim period ended on the PointeCom Balance Sheet Date, together with the related notes and schedules (such balance sheets, the related statements of income and the related notes and schedules are referred to herein as the PointeCom Interim Financial Statements). The PointeCom Year-End Financial Statements and the PointeCom Interim Financial Statements (collectively, the PointeCom Financial Statements) are attached as
Schedule  6.6  to  this  Agreement.

(b) Except as set forth in Schedule 6.6, the PointeCom Financial Statements have been prepared from the books and records of PointeCom in conformity with GAAP (except for the absence of notes in the Interim PointeCom Financial Statements and that the Interim PointeCom Financial Statements are subject to year-end audit adjustments, none of which are expected to be material) and will present fairly in all material respects the financial position and results of operations of PointeCom as of the dates of such statements and for the periods covered thereby. The books of account of PointeCom have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of PointeCom have been properly recorded therein in all material respects.

6.7. Liabilities and Obligations. Except as set forth in Schedule 6.7, as of the PointeCom Balance Sheet Date, PointeCom did not have, nor has it incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature which would have a Material Adverse Effect on PointeCom, except (a) liabilities, obligations or contingencies (i) that are accrued or reserved against in the PointeCom Financial Statements or reflected in the notes thereto or (ii) that were incurred after the PointeCom Balance Sheet Date and were incurred in the ordinary course of business, consistent with past practices, and (b) liabilities and obligations that are of a nature not required to be reflected in the PointeCom Financial Statements prepared in accordance with GAAP and that were incurred in the normal course of business, which material liabilities and obligations are described in Schedule
6.7. Schedule 6.7 sets forth PointeCom's outstanding principal amount of indebtedness for borrowed money (including overdrafts) as of November 30, 1999.

6.8.  Assets.

(a) Schedule 6.8 sets forth an accurate list of all real and personal property included in property and equipment on the PointeCom Interim Balance Sheet and all other tangible assets of PointeCom with a book value in excess of $10,000 acquired since the PointeCom Balance Sheet Date. PointeCom shall make available to the Company true, complete and correct copies of leases for significant equipment and for all real property leased by PointeCom. Schedule 6.8 indicates which assets used in the operation of the businesses of PointeCom are currently owned by Affiliates of PointeCom. Except as specifically identified in Schedule 6.8, all of the material tangible assets, vehicles and other significant machinery and equipment of PointeCom listed in Schedule 6.8 are in sufficient condition for the conduct of PointeCom's business. Except as specifically described in Schedule 6.8, all fixed assets used by PointeCom in its business are either owned by PointeCom or leased under agreements identified in Schedule
6.8. All material leases set forth in Schedule 6.8 are in full force and effect and constitute valid and binding agreements of PointeCom, and to the knowledge of PointeCom, the other parties thereto in accordance with their respective terms. Schedule 6.8 contains true, complete and correct copies of all title reports and title insurance policies received or owned by PointeCom.

(b) PointeCom has good and marketable title to, or valid leasehold interests in, the tangible and intangible personal property owned by it and used in its business, including the properties identified in Schedule 6.8 as owned real property, free and clear of all Encumbrances other than Permitted Encumbrances and those set forth in Schedule 6.8. PointeCom does not own any real property.

(c) Except as specifically described in Schedule 6.8, the tangible and intangible assets owned or leased by PointeCom include all the material assets used in the operation of the business of PointeCom as conducted at the PointeCom Balance Sheet Date, except for dispositions of such assets since such date in the ordinary course of business, consistent with past practices.

6.9.  Material  Customers  and  Contracts.

(a)  Schedule  6.9 sets forth an accurate list of (i) all customers representing
10% or more of PointeCom's revenues for the fiscal year ended in 1998 or the interim period ended on the PointeCom Balance Sheet Date, and (ii) all material executory contracts, warranties, commitments and similar agreements to which PointeCom is currently a party or by which it or any of its properties is bound, including, but not limited to, (A) all customer contracts in excess of $100,000, including, without limitation, consignment contracts, (B) contracts with any labor organizations, (C) leases providing for annual rental payments in excess of $100,000, (D) loan agreements, (E) pledge and security agreements, (F) indemnity or guaranty agreements or obligations , (G) bonds, (H) notes, (I) mortgages, (J) joint venture or partnership agreements, (K) options to purchase real or personal property, and (L) agreements relating to the purchase or sale by PointeCom of assets (other than oral agreements relating to sales of inventory or services in the ordinary course of business, consistent with past practices) or securities for more than $100,000, individually. Prior to the date hereof, PointeCom has made available to the Company complete and correct copies of all such agreements.

(b) Except to the extent set forth in Schedule 6.9, since the PointeCom Balance Sheet Date, (i) no material customer has canceled or substantially reduced or, to the knowledge of PointeCom, intends to cancel or substantially reduce its purchases of PointeCom's products or services; and (ii) PointeCom is in compliance with all material commitments and obligations pertaining to it under such agreements and is not in material default under any of the agreements described in subsection (a), no notice of default has been received by PointeCom, and to the knowledge of PointeCom, there is no event which, with notice or the passage of time or both, would result in a default under any of the agreements described in subsection (a), where such a default would have a Material Adverse Effect on PointeCom.

(c) Except to the extent set forth in Schedule 6.9, PointeCom is not a party to any governmental contracts subject to price redetermination or renegotiation. Except to the extent set forth in Schedule 6.9, PointeCom is not required to provide any bonding or other financial security arrangements in any amount in connection with any transactions with any of its customers or suppliers, the failure of which would have a Material Adverse Effect on PointeCom

6.10. Permits. Except as set forth on Schedule 6.10, PointeCom has all franchises, permits, licenses and any other governmental authority necessary for the conduct of its business as now being conducted, the lack of which would have a Material Adverse Effect (the "PointeCom Permits"). The PointeCom Permits are valid, and PointeCom has not received any written notice that any Governmental Authority intends to cancel, terminate or not renew any such Permit. The PointeCom Permits are all the permits that are required by Law for the operation of the business of PointeCom as conducted at the PointeCom Balance Sheet Date and the ownership of the assets of PointeCom, except such PointeCom Permits, which the failure to possess would not have a Material Adverse Effect on PointeCom. PointeCom has conducted and is conducting its business in substantial compliance with the PointeCom Permits and is not in violation of any of the foregoing, except for any violations that individually or in the aggregate do not have a Material Adverse Effect on PointeCom. Except as specifically provided in Schedule 6.10, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to PointeCom by, any PointeCom Permits, except for breaches or violations that would not have a Material Adverse Effect on PointeCom.

6.11. Environmental Matters. Except as set forth in Schedule 6.11, and except for such matters as would not have a Material Adverse Effect on PointeCom, (a) PointeCom has complied with and is in compliance, in all material respects, with all Environmental, Health and Safety Laws, including, without limitation, Environmental, Health and Safety Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Substances; (b) PointeCom has obtained and complied, in all material respects, with all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental, Health and Safety Laws, all past and present sites owned or operated by PointeCom where Hazardous Substances have been treated, stored, disposed of or otherwise handled; (c) to PointeCom's knowledge, there have been no releases or threats of releases (as defined in any Environmental, Health and Safety Laws) at, from, in or on any property owned or operated by PointeCom; (d) to PointeCom's knowledge, there is no on-site or off-site location to which PointeCom has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Surviving Corporation, PointeCom or Newco for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act, or (iv) comparable state and local statutes and regulations; and (e) to PointeCom's knowledge, PointeCom has no contingent liability in connection with any release or disposal of any Hazardous Substance into the environment. To PointeCom's knowledge, none of the past or present sites owned or operated by PointeCom is currently or has ever been designated as a treatment, storage and/or disposal facility, nor has any such facility ever applied for a Permit designating it as a treatment, storage and/or disposal facility, under any Environmental, Health or Safety Law.

6.12. Labor and Employee Relations. Except as set forth in Schedule 6.12, PointeCom is not bound by or subject to any arrangement with any labor union. Except as set forth in Schedule 6.12, no employees of PointeCom are represented by any labor union or covered by any collective bargaining agreement nor, to PointeCom's knowledge, is any campaign to establish such representation in progress. There is no pending or, to PointeCom's knowledge, threatened labor dispute involving PointeCom and any group of its employees nor has PointeCom experienced any significant labor interruptions over the past five years. PointeCom has no knowledge of any significant issues or problems in connection with the relationship of PointeCom with its employees.

6.13. Insurance. Schedule 6.13 sets forth an accurate list as of the PointeCom Balance Sheet Date of all insurance policies that are material to PointeCom. The policies described in such Schedule 6.13 for the current policy year are currently in full force and effect and, to the knowledge of PointeCom, no defaults exist under any of them.

6.14. Compensation; Employment Agreements. Schedule 6.14 sets forth an accurate list of all officers, directors and employees of PointeCom with annual salaries of $100,000 or more, listing the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each of such persons as of (a) the PointeCom Balance Sheet Date and (b) the date hereof. PointeCom shall make available to the Company true, complete and correct copies of each employment or consulting agreement with any employee of PointeCom. Except as disclosed on Schedule 6.14, PointeCom is not a party to or bound by, with respect to any officer, employee or independent contractor of PointeCom, any (i) employment, termination or severance agreement,
(ii) agreement (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving PointeCom of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period of one year or longer or (C) providing severance benefits or other benefits after the termination of employment not comparable to benefits available to employees generally, (iii) agreement, plan or arrangement under which any person may receive payments that may be subject to the tax imposed by
Section 4999 of the Code or included in the determination of such persons parachute payment under Section 280G of the Code and (iv) agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement.

6.15. Noncompetition and Nonsolicitation Agreements. Schedule 6.15 sets forth all agreements containing covenants not to compete or solicit employees to which PointeCom is bound or under which PointeCom has any material rights or obligations.

6.16.  Litigation  and  Compliance  with  Law.  Except  as set forth in Schedule
6.16, there are no actions, suits or proceedings, pending (of which the PointeCom has received notice or with respect to which served with process) or, to the knowledge of PointeCom, threatened against PointeCom, at law or in equity, or before or by any Governmental Authority having jurisdiction over PointeCom. No written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by PointeCom. Except to the extent set forth in Schedule 6.16, PointeCom has conducted and is conducting its business in compliance with all Laws applicable to PointeCom, its assets or the operation of its business, except such non-compliance that would not have a Material Adverse Effect on PointeCom.

6.17. Taxes. Each of PointeCom and its Subsidiaries has filed all federal, state, local and other Tax returns it was required to file, and has duly paid in full or made adequate provision in the books and records for the payment of all Taxes it was required to pay, except to the extent that such failure to pay or to reserve would not have a Material Adverse Effect on PointeCom or its Subsidiaries. All such Tax returns were correct and complete in all material respects. Neither PointeCom nor its Subsidiaries is currently the beneficiary of any extension of time within which to file any tax return. PointeCom and its Subsidiaries have duly withheld and paid or remitted all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other person or entity that required withholding under any applicable Law, including, without limitation, any amounts required to be withheld or collected with respect to social security, unemployment compensation, sales or use taxes or workers compensation, except where such failure would not have a Material Adverse Effect on PointeCom or its Subsidiaries. Except as set forth in Schedule 6.17, there are no examinations in progress or material claims against PointeCom or its

Subsidiaries relating to Taxes for any period or periods prior to and including the PointeCom Balance Sheet Date and no written notice of any claim for Taxes, whether pending or threatened, has been received which claim has not been finally settled. Neither PointeCom nor its Subsidiaries has granted or been requested to grant any extension of the limitation period not yet closed or agreed to any extension of time applicable to any claim for Taxes which is still in effect or assessments with respect to Taxes and has not executed a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local, foreign or other tax law that relates to the assets or operations of PointeCom or its Subsidiaries which is still in effect. Neither PointeCom nor its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither PointeCom nor its Subsidiaries has ever been (nor has any liability for Taxes because it once was) a member of an affiliated group filing a consolidated federal income tax return, other than with respect to the consolidated federal income tax return of PointeCom and its Subsidiaries, has not incurred any liability for the Taxes of any person under Treasury Regulations 1.1502-6 (or any similar provision of law) and has never incurred any liability for the Taxes of any person as a transferee or successor, by contract or otherwise. The unpaid Taxes of PointeCom and/or its Subsidiaries
(a) did not, as of the PointeCom Balance Sheet Date, exceed any material amount the amount shown as accrual for Taxes on the PointeCom Interim Balance Sheet and
(b) will not exceed by any material amount that accrual as adjusted for operation and transactions of PointeCom or its Subsidiaries through the Closing Date in accordance with the past custom and practice of PointeCom in filing its tax returns. True and complete copies of (a) any tax examinations and statements of deficiencies, (b) extensions of statutory limitations and (c) the federal, state and local Tax returns of PointeCom and its Subsidiaries for the last three fiscal years have been previously provided to PointeCom. There are no requests for ruling in respect of any Tax pending between PointeCom or its Subsidiaries and any Taxing authority. Neither PointeCom nor its Subsidiaries has ever been taxed under the provisions of Subchapter S of the Code. PointeCom and its Subsidiaries currently utilize the accrual method of accounting for income tax purposes; and such method of accounting has not changed in the past three years. No written notice has been received from any Tax authority in any jurisdiction in which PointeCom or its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction. There are no security interests or liens for Taxes on any asset of PointeCom or its Subsidiaries, except for Permitted Encumbrances. Neither PointeCom nor its Subsidiaries has filed a consent under section 341(f) of the Code concerning collapsible corporations and neither PointeCom nor its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period set forth in
Section 897(e)(1)(A)(ii) of the Code. None of the assets and properties of PointeCom or its Subsidiaries secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code or is an asset or property that PointeCom or any of its affiliates is or will be required to treat as being (i) owned by any other person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code. Neither PointeCom nor its Subsidiaries has made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could require it to make any payments, that would not be deductible by reason of the application of Section 280G of the Code.

6.18. Absence of Changes. Since the PointeCom Balance Sheet Date, except as set forth in Schedule 6.18, PointeCom has conducted, in all material respects, its operations in the ordinary course and there has not been:

(a) any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise) or results of operations of PointeCom, individually or in the aggregate;

(b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of PointeCom, individually or in the aggregate;

(c) except as contemplated by this Agreement or the transactions contemplated hereby, any change in the authorized capital stock of PointeCom or in its outstanding securities or any grant of any options, warrants, calls, conversion rights or commitments;

(d) except as contemplated by this Agreement or the transactions contemplated hereby, any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of PointeCom;

(e) any increase in the compensation payable or to become payable by PointeCom to its stockholders or to any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, which bonuses and salary increases are set forth in Schedule 6.14;

(f)  any  material  labor  disputes,  labor  grievances  or  labor claims filed;

(g) except for the Merger, any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of PointeCom to any person;

(h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to PointeCom;

(i) any increase in the indebtedness of PointeCom, other than related to the Class B Convertible Preferred Stock and accounts payable incurred in the ordinary course of business, consistent with past practices or incurred in connection with the transactions contemplated by this Agreement;

(j) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of PointeCom or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

(k) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of PointeCom's business;

(l)  any  waiver  of  any  material  rights  or  claims  of  PointeCom;

(m) any material breach, amendment or termination of any material contract, agreement, Permit or other right to which PointeCom is a party or any of its property is subject, except that which would not have a Material Adverse Effect on PointeCom; or

(n) any other material transaction by PointeCom, other than as contemplated by this Agreement, outside the ordinary course of business.

6.19. Absence of Certain Business Practices. Neither PointeCom nor any of its Affiliates has given or offered to give anything of value to any governmental official, political party or candidate for government office that was illegal to so offer or give nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law.

6.20. Competing Lines of Business; Related-Party Transactions. Except as set forth in Schedule 6.20, no officer or director or any other Affiliate of PointeCom owns, directly or indirectly, any interest (other than up to five percent (5%) of any class of securities listed on a national securities exchange or traded publicly in the over-the-counter market) in, or is an officer, director, employee or consultant of or otherwise receives remuneration from, any business which is in a Competitive Business or is a competitor, lessor, lessee, customer or supplier of PointeCom. Except as set forth in Schedule 6.20, no officer or director of PointeCom has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of PointeCom.

6.21. Intangible Property. Schedule 6.21 sets forth an accurate list of all patents, patent applications, trademarks, service marks, technology, licenses,
trade  names,  copyrights   and  other  intellectual  property  or  proprietary
property rights owned or used by PointeCom, which are material to the conduct of PointeCom's business. PointeCom owns or possesses sufficient legal rights to use all of such items, except where failure to own or possess such rights would not have a Material Adverse Effect on PointeCom.

6.22. Disclosure. None of the information so provided nor any representation or warranty of PointeCom to the Company or Newco in this Agreement contains or will contain (at the time such representation or warranty is repeated) any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances under which they were made, not misleading.

6.23. Year 2000 Compliance. All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally its systems) owned by PointeCom and necessary for the operation of PointeCom's business as presently conducted will be Year 2000

Compliant within a period of time calculated to result in no material disruption of any of its business operations, and any systems that are not compliant will not have a Material Adverse Effect on PointeCom.

6.24.  Employee  Benefit  Plans.

(a) Schedule 6.24 sets forth an accurate schedule of each employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), and all nonqualified deferred compensation arrangements, whether formal or informal and whether legally binding or not, under which PointeCom or an ERISA Affiliate has any current or future obligation or liability or under which any present or former employee of PointeCom or an ERISA Affiliate, or such present or former employees dependents or beneficiaries, has any current or future right to benefits (each such plan and arrangement referred to hereinafter as a PointeCom Plan), and PointeCom has provided or made available to the Company true and complete copies of such PointeCom Plans, any trusts and other arrangements related thereto, and classifications of employees covered thereby as of the PointeCom Balance Sheet Date. Except as set forth in Schedule 6.27, neither PointeCom nor any ERISA Affiliate sponsors, maintains or is obligated to contribute currently, or at any time during the preceding five years, has sponsored, maintained or was obligated to contribute to, any plan, program, fund or arrangement that constitutes an employee pension benefit plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA. Each PointeCom Plan may be terminated by PointeCom, or if applicable, by an ERISA Affiliate at any time without any liability, cost or expense, other than costs and expenses that are customary in connection with the termination of a PointeCom Plan. For purposes of this Agreement, the term PointeCom ERISA Affiliate means any corporation or trade or business which is, or ever was, treated as a single employer with PointeCom under Section 414(b), (c), (m) or (o) of the Code.

(b) Except as set forth on Schedule 6.24(b), each Plan listed in Schedule 6.24 is in compliance in all material respects with its own terms and the applicable provisions of ERISA, the Code, and any other applicable Law. Except as set forth in Schedule 6.24, with respect to each Plan of PointeCom and each PointeCom ERISA Affiliate (other than a multiemployer plan, as defined in Section 4001(a)(3) of ERISA), all reports and other documents required under ERISA or other applicable Law to be filed with any Governmental Authority, the failure of which to file could reasonably be expected to result in a material liability to PointeCom or any PointeCom ERISA Affiliate, including all Forms 5500 or required to be distributed to participants or beneficiaries, have been duly and timely filed or distributed. True and complete copies of all such reports and other documents with respect to the past three years (if applicable) for each Plan have been provided to, or made available to, the Company. No accumulated funding deficiency (as defined in Section 412(a) of the Code) with respect to any Plan has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. Except as set forth in Schedule 6.24, each Plan that is intended to be qualified within the meaning of Section

401(a) of the Code (a Qualified Plan) is, and has been during the period from its adoption to the date hereof, so qualified, both as to form and operation and all necessary approvals of Governmental Authorities have been timely obtained. Except as set forth in Schedule 6.24, all accrued contribution obligations, and any other liability to pay benefits, of PointeCom with respect to any Plan have either been fulfilled in their entirety or are fully reflected in the Financial Statements.

(c) Except as set forth in Schedule 6.24(c), no Plan has incurred or is reasonably likely to incur, and neither PointeCom nor any PointeCom ERISA Affiliate has incurred or is reasonably likely to incur with respect to any Plan, any liability for excise tax or penalty due to the Internal Revenue Service or any other governmental authority, and no Plan termination or discontinuance of contributions to any Plan has resulted in or is reasonably likely to result in the retroactive disqualification of any Plan qualified under
Section 401(a) of the Code or has resulted in or is reasonably likely to result in any liability to PointeCom or any ERISA Affiliate. There have been no terminations, partial terminations or discontinuances of contributions by PointeCom or any PointeCom ERISA Affiliate to any Qualified Plan during the preceding five years.

(d) Except as set forth in Schedule 6.24(d), neither PointeCom nor any PointeCom ERISA Affiliate has made any promises of retirement or other benefits to employees, except as set forth in the Plans, and neither PointeCom nor any PointeCom ERISA Affiliate maintains or has established any arrangement for retiree medical liabilities or any Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participants termination of employment, except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and similar state Law provisions. Except as set forth in Schedule 6.24(d), neither PointeCom nor any PointeCom ERISA Affiliate maintains, has established or has ever participated in a welfare benefit fund as defined in Section 419(e) of the Code, a multiple employer welfare benefit arrangement as described in Section 3(40)(A) of ERISA or a welfare benefit plan, within said meaning, which provides benefits other than through insurance policies. Except as set forth in Schedule 6.24, neither PointeCom nor any PointeCom ERISA Affiliate has any current or future obligation or liability with respect to a Plan pursuant to the provisions of a collective bargaining agreement.

(e) Except as set forth in Schedule 6.24(e), neither PointeCom nor any PointeCom ERISA Affiliate has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any Plan. The assets of each Plan that is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee in full if such Plan were terminated, and such assets are also sufficient to provide all other benefits liabilities (as defined in ERISA
Section  4001(a)(16))  due  under  such  Plan  upon  termination.

(f) Except as set forth in Schedule 6.24(f), no reportable event (as defined in Section 4043 of ERISA) has occurred and is continuing with respect to any Plan. There are no pending, or to PointeCom's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and PointeCom has no knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan. To PointeCom's knowledge, there are no investigations or audits of any Plan by any Governmental Authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability to PointeCom or any PointeCom ERISA Affiliate that has not been fully discharged. Neither PointeCom nor any PointeCom ERISA Affiliate has participated in any voluntary compliance or closing agreement programs established with respect to the form or operation of a Plan.

(g) Neither PointeCom nor any PointeCom ERISA Affiliate has engaged in, and no PointeCom Plan has otherwise been involved in, any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, for which exemption was not available. No fiduciary of any PointeCom Plan is in violation of any duty imposed by ERISA. Except as set forth in Schedule 6.24(g), neither PointeCom nor any PointeCom ERISA Affiliate is, or ever has been, a participant in or is obligated to make any payment to a multiemployer plan, or to a multiple employer plan described in Section 413(c) of the Code. To PointeCom's knowledge, no person or entity that was engaged by PointeCom or any PointeCom ERISA Affiliate as an independent contractor within the last five years reasonably can or will be characterized or deemed to be an employee of PointeCom or any PointeCom ERISA Affiliate under applicable Laws for any purpose whatsoever, including, without limitation, for purposes of federal, state and local income taxation, workers compensation and unemployment insurance and Plan eligibility.

6.25.  Tax  Free  Reorganization.

(a) There is no plan or intention by and to the knowledge of PointeCom, there is no plan or intention on the part of the shareholders of PointeCom who own five percent (5%) or more of the PointeCom capital stock, or the remaining shareholders of PointeCom to sell, exchange or otherwise dispose of a number of share of the Company Common Stock or Company Preferred Stock received in the Merger that would reduce the PointeCom shareholders ownership of the Company capital stock to a number of shares having a value as of the Effective Time, of less than fifty percent (50%) of the value of all of the formerly outstanding capital stock of PointeCom as of the same date. For purposes of this representation, shares of PointeCom capital stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of Company stock will be treated as outstanding PointeCom capital stock on the date of the transaction. Moreover, shares of PointeCom capital stock and shares of Company capital stock held by PointeCom shareholders and otherwise sold, redeemed or disposed of prior to or subsequent to the transaction will be considered in making this representation.

(b) PointeCom has no plan or intention to issue additional shares of its stock that would result in the Company losing control of PointeCom within the meaning of Section 368 (c) of the Code.

(c) PointeCom has no plan or intention to liquidate; to merge into another corporation (except as contemplated by this Agreement); to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of the stock acquired in the transaction, except for transfers described in Section 368 (a)(2)(C) of the Code.

(d) The Company, PointeCom, and the shareholders of PointeCom will pay their respective expenses, if any, incurred in connection with the transaction.

(e) At the time of the transaction, PointeCom will not have any outstanding warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in PointeCom that, if exercised or converted, would affect the Company's acquisition or retention of control of PointeCom, as defined in Section 368 (c) of the Code.

(f) The Company does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of PointeCom.

(g) Following the Merger, PointeCom will continue its historic business or use a significant portion of its historic business assets in a business.

(h)  PointeCom  is  not  an  investment  company  as  defined  in  Section  368
(a)(2)(F)(iii)  and  (iv)  of  the  Code.

(i) PointeCom will pay its dissenting shareholders the value of their stock out of its own funds, no funds will be supplied for that purpose, directly or indirectly, by the Company, nor will the Company directly or indirectly reimburse PointeCom for any payments to dissenters.

(j)As of the Effective Time, the fair market value of the assets of PointeCom will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

(k)  PointeCom  is  not a collapsible corporation under Section 341 of the Code.

(l) The payment of cash in lieu of fractional shares of Company Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Company of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the PointeCom stockholders instead of issuing fractional shares of Company Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the PointeCom stockholders in exchange for their shares of PointeCom capital stock. The fractional shares interests of each PointeCom stockholder will be aggregated, and no PointeCom stockholder will receive cash in an amount greater to or greater than the value of one full share of Company Common Stock.

(m) None of the compensation received by any shareholder-employee of PointeCom will be separate consideration for, or allocable to, any of their shares of PointeCom capital stock; none of the shares of Company Common Stock or Company Preferred Stock received by any shareholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms length for similar services.

(n) The holders of PointeCom Common Stock and PointeCom Preferred Stock will receive voting shares of Company Common Stock and voting shares of Company Preferred Stock having a fair market value equal to at least 50% of the value of their PointeCom capital stock at the Effective Time. Under the terms of the Merger, the stockholders of PointeCom will receive solely Company Common Stock and Company Preferred Stock in exchange for such PointeCom capital stock. However, redemptions or acquisitions of PointeCom capital stock by the Company or PointeCom or any related party and extraordinary distributions (i.e., distributions with respect to stock other that regular, normal dividends), prior to and in connection with the Merger will be taken into account for purposes of this representation. Neither the Company nor a related party has a plan or intention to reacquire or acquire any of the Company Common Stock or Company Preferred Stock issued to PointeCom stockholders in the Merger. For purposes of this representation, a related party includes any corporation (i) that is a member of any affiliated group of which PointeCom or the Company is a member, as defined in Section 1504 (determined without regard to Section 1504(b)), or (ii) a corporation in which the Company owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent (50%) of the total value of shares of all classes of stock (determined by taking into account the constructive stock ownership rules of Section 318(a) of the Code as modified by Section 304(c)). For purposes of the foregoing, (i) a corporation will be a related party if either of the relationships described above exists immediately before the Merger, immediately after the Merger, or is created in connection with the Merger, and (ii) a related party will be considered as acquiring its proportionate share of any Company Common Stock or Company Preferred Stock acquired by a partnership in which it is a partner.

(o) PointeCom is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(p) There are no non-voting shares of PointeCom capital stock outstanding prior to the Merger.

6.26. Accounts and Notes Receivable. Schedule 6.26 sets forth an accurate list of the accounts and notes receivable of PointeCom as of the Balance Sheet Date. Receivables from and advances to employees are separately identified in Schedule
6.26. Schedule 6.26 also sets forth an accurate aging of all accounts and notes receivable as of the Balance Sheet Date, showing amounts due in 30-day aging categories. The trade and other accounts receivable of PointeCom, including without limitation those classified as current assets on the Interim Balance

Sheet, are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and are collectible in the amounts shown on Schedule 6.26, net of reserves reflected in the Interim Financial Statements with respect to the accounts receivable as of the Balance Sheet Date, and net of reserves reflected in the books and records of PointeCom (consistent with the methods used in the Interim Financial Statements) with respect to receivables of PointeCom after the Balance Sheet Date.

None of the representations and warranties of PointeCom shall survive the Closing hereunder.

ARTICLE  VII.  CERTAIN  COVENANTS

7.1. Conduct of Business. From the date of this Agreement until the Effective Time, or earlier termination of this Agreement pursuant to the terms of this Agreement, each of PointeCom, Newco and Company shall conduct its business only in the ordinary course and, without limiting the generality of the foregoing, each of PointeCom, Newco and the Company shall not, except as otherwise expressly provided in this Agreement or unless the written consent of the other parties shall have been obtained:

(a) except as expressly provided elsewhere in this Agreement or pursuant to the terms of any outstanding securities, make or agree to make any change in its authorized capital stock, other than, in the case of the Company, the amendment to its Articles of Incorporation to create (x) the Company Class D Convertible Senior Preferred Stock having in all material respects the same rights and preferences as the PointeCom Class A Preferred Stock, (y) the Company Class E Convertible Senior Preferred Stock having in all material respects the same rights and preferences as the PointeCom Class B Preferred Stock (except that the Company Preferred Stock shall be convertible into such number of shares of Company Common Stock as would have been issued to the holders of the PointeCom Preferred Stock if such holders had converted the PointeCom Preferred Stock into PointeCom Common Stock prior to the Effective Time), and (z) the Class C Convertible Senior Preferred Stock and related warrants issuable upon conversion of the PointeCom Loan;

(b) none of the Company, Newco or PointeCom will grant any option, warrant, purchase right, subscription right, conversion right, exchange right or other contract, commitment or security providing for the issuance or sale of any capital stock, or otherwise causing to become outstanding any capital stock, or issue, sell, authorize or otherwise dispose of any of its capital stock (Stock Rights), except (i) upon the conversion or exercise of Stock Rights outstanding as of the date of this Agreement; (ii) for stock options issued to employees of the Company and its Subsidiaries or PointeCom and its Subsidiaries in a manner consistent with past practice which (I) do not provide for the issuance of more than 200,000 shares of common stock of the Company or PointeCom in any calendar quarter, (II) are issued at not less than the market price of the Company Stock on the date of grant, (III) are not issued to any executive officer or director of the Company or its Subsidiaries, and (IV) do not provide for accelerated vesting as a result of the Merger.

(c)  declare  or  pay  any  dividend  or distribution, other than as provided in
Section 7.1(f), in respect of its capital stock, or except as expressly provided elsewhere in this Agreement or pursuant to the terms of any outstanding securities, directly or indirectly redeem, combine, split, purchase or otherwise acquire any of its capital stock;

(d) increase the compensation payable or to become payable to any of its officers, directors, employees, consultants or agents, except in the ordinary course of business consistent with past practices;

(e) adopt any new or materially amend any existing employee benefit plan or any employment agreement or severance agreement, except as may be required by law;

(f) sell or transfer, or enter into any agreement to sell or transfer, any material assets, properties or rights to any person other than sales or transfers in the ordinary course of business consistent with past practice; provided, however, that the Company shall have the right and option to dispose of by sale or otherwise its subsidiary enablecommerce.com prior to the Closing Date and PointeCom shall have the right and option to dispose of (or arrange for the disposition subsequent to the Effective Time) its interest in Telecommute Solutions, Inc. by distributing such interest to its shareholders, or otherwise, prior to the Closing Date;

(g)  cancel,  or  agree  to  cancel,  any  of  its  material  receivables;

(h) increase indebtedness, other than accounts payable incurred in the ordinary course of business, consistent with past practices, incurred in connection with the construction, development, deployment and/or operation of the Company's telecommunications network in Mexico or incurred in connection with the transactions contemplated by this Agreement and as contemplated in Section 7.10 below;

(i) encumber any of its property or assets except for Permitted Encumbrances or except encumbrances incurred in connection with the construction, development, deployment and/or operation of the Company's telecommunications network in Mexico;

(j) make any commitments for capital improvements not disclosed on Schedule 7.1;

(k) enter into, or agree to enter into, any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights except plans, agreements or arrangements entered into in connection with the construction, development, deployment and/or operation of the Company's telecommunications network in Mexico;

(l) purchase or acquire, or enter into any agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business except those purchases or acquisitions made in connection with the construction, development, deployment and/or operation of the Company's telecommunications network in Mexico;

(m) form or cause to be formed any subsidiary other than in the case of the Company, Newco;

(n) fail to keep its material properties insured substantially to the same extent as they are currently insured;

(o)  waive  any  of  its  material  rights  or  claims;  or

(p) materially breach, materially change the terms of, materially amend or terminate any material contract, agreement, Permit or other right to which it is a party or any of its property is subject.

In the event either party shall request the other party to consent in writing to an action otherwise prohibited by this Section 7.1, such other party shall use reasonable efforts to respond in a prompt and timely fashion (but in no event later than ten (10) business days following such request), but may otherwise respond affirmatively or negatively in its sole discretion.

7.2. Reasonable Efforts. Each of the Company and PointeCom shall use all commercially reasonable efforts to preserve intact its business organization and to preserve its goodwill as to customers, suppliers and others having business relations with it.

7.3. Inspection. The Company shall permit representatives of PointeCom, and PointeCom shall permit representatives of the Company, during normal business hours, to examine the other party's properties, books, contracts, Tax returns and other records and shall furnish such representatives with all such information in its possession or control concerning such affairs as they may reasonably request.

7.4.  Restraint  on  Solicitation.

(a)  Company  Exclusivity.

(i) The Company shall, and shall cause its Subsidiaries and Representatives to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by the Company, its Subsidiaries or any of their respective
Affiliates, officers, directors, employees, financial advisors, agents or representatives (each a Representative) with respect to any proposed, potential or contemplated Acquisition Proposal.

(ii) From and after the date hereof, without the prior written consent of PointeCom, the Company will not authorize or permit any of its Subsidiaries to, and shall cause any and all of its Representatives not to, directly or indirectly, (A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) engage in negotiations or discussions with any Company Third Party concerning, or provide any non-public information to any person or entity relating to, an Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this Section 7.4(a)(ii) shall prevent the Company or the Company Board of Directors prior to receipt of the Requisite Stockholder Approval of the Company stockholders, from furnishing non-public information to, or entering into discussions or negotiations with, any Company Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such Company Third Party, if and only to the extent that (1) such Company Third Party has made a written proposal to the Company Board of Directors to consummate an Acquisition Proposal, (2) the Company Board of Directors determines in good faith, based upon the advice of a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of the shares of Company Common Stock than the transaction contemplated by this Agreement (a Superior Proposal), (3) the failure to take such action would, in the reasonable good faith judgment of the Company Board of Directors, based upon a written opinion of the Company's outside legal counsel, be a violation of its fiduciary duties to the Company's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, the Company Board of Directors receives from such Person an executed confidentiality agreement that provides prior notice of its decision to take such action to PointeCom. The Company agrees not to release any Company Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the Company Board of Directors, based upon the written opinion of the Company's outside legal counsel, be a violation of its fiduciary duties to the Company stockholders under applicable law and such action is taken prior to receipt of the Requisite Stockholder Approval of the Company stockholders. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 7.4(a) by the Company.

(iii) The Company shall notify PointeCom promptly after receipt by the Company or the Company's knowledge of the receipt by any of its Representatives of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any Person that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall keep PointeCom informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for non-public information.

(iv) The Company Board of Directors may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to PointeCom, the approval or recommendation by the Company Board of this Agreement or the Merger unless, following the receipt of a Superior Proposal but prior to receipt of the Requisite Stockholder Approval of the Company stockholders, in the reasonable good faith judgment of the Company Board of Directors, based upon the written opinion of Company's outside legal counsel, the failure to do so would be a violation of the Company Board of Directors fiduciary duties to the Company's stockholders under applicable law; provided, however, that, the Company Board of Directors shall submit this Agreement and the Merger to the Company's stockholders for adoption and approval, whether or not the Company Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of the Company reject it or otherwise modifies or withdraws its recommendation. Unless the Company Board of Directors has withdrawn its recommendation of this Agreement in compliance herewith, the Company shall use its best efforts to solicit from the Company's stockholders proxies in favor of (a) approval of the issuance of shares of Company Common Stock in connection with the Merger as provided in this Agreement in accordance with the rules of NASDAQ and (b) an amendment to the Company's articles of incorporation to increase the authorized capital stock of the Company in accordance with the Texas Business Corporation Act and its articles of incorporation and by-laws.

(v) In the event the Company receives a Superior Proposal, the Company shall offer to PointeCom the right to equal such Superior Proposal or make a proposal that is superior to the Company's stockholders than such Superior Proposal. If PointeCom wishes to exercise such right, it must give the Company written notice of its decision to do so within five Business Days after the Company gives written notice to Pointe Com of such Superior Proposal.

(b)  PointeCom  Exclusivity.

(i) PointeCom shall, and shall cause its Subsidiaries and Representatives to, immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by PointeCom, its Subsidiaries or any of their Representatives with respect to any proposed, potential or contemplated Acquisition Proposal.

(ii) From and after the date hereof, without the prior written consent of the Company, PointeCom will not authorize or permit any of its Subsidiaries to, and shall cause any and all of its Representatives not to, directly or indirectly,
(A) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, an Acquisition Proposal, or (B) engage in negotiations or discussions with any PointeCom Third Party concerning, or provide any non-public information to any person or entity relating to, an Acquisition Proposal, or (C) enter into any letter of intent, agreement in principle or any acquisition agreement or other similar agreement with respect to any Acquisition Proposal; provided, however, that nothing contained in this
Section 7.4(b)(ii) shall prevent PointeCom or the PointeCom Board of Directors prior to receipt of the Requisite Stockholder Approval of PointeCom stockholders, from furnishing non-public information to, or entering into discussions or negotiations with, any PointeCom Third Party in connection with an unsolicited, bona fide written proposal for an Acquisition Proposal by such PointeCom Third Party, if and only to the extent that (1) such PointeCom Third Party has made a written proposal to the PointeCom Board of Directors to consummate an Acquisition Proposal, (2) the PointeCom Board of Directors determines in good faith, based upon the advice of a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably capable of being completed on substantially the terms proposed, and would, if consummated, result in a transaction that would provide greater value to the holders of the shares of PointeCom Common Stock than the transaction contemplated by this Agreement (a Superior PointeCom Proposal), (3) the failure to take such action would, in the reasonable good faith judgment of the PointeCom Board of Directors, based upon a written opinion of PointeCom outside legal counsel, be a violation of its fiduciary duties to PointeCom's stockholders under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, PointeCom's Board of Directors receives from such Person an executed confidentiality agreement that provides prior notice of its decision to take such action to the Company. PointeCom agrees not to release any PointeCom Third Party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the failure to take such action would, in the reasonable good faith judgment of the PointeCom Board of Directors, based upon written opinion of PointeCom outside legal counsel, be a violation of its fiduciary duties to PointeCom stockholders under applicable law and such action is taken prior to receipt of the Requisite Stockholder Approval of PointeCom stockholders. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of PointeCom or any of its Subsidiaries shall be deemed to be a breach of this
Section  7.4(b)  by  PointeCom.

(iii) PointeCom shall notify the Company promptly after receipt by PointeCom or PointeCom's knowledge of the receipt by any of its Representatives of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of PointeCom by any Person that informs such party that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. PointeCom shall keep the Company informed of the status (including any change to the material terms) of any such Acquisition Proposal or request for nonpublic information.

(iv) The PointeCom Board of Directors may not withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by PointeCom Board of this Agreement or the Merger unless, following the receipt of a Superior PointeCom Proposal but prior to receipt of the Requisite Stockholder Approval of PointeCom stockholders, in the reasonable good faith judgment of PointeCom Board of Directors, based upon the written opinion of PointeCom's outside legal counsel, the failure to do so would be a violation of the PointeCom Board of Director's fiduciary duties to PointeCom's stockholders under applicable law; provided, however, that, the PointeCom Board of Directors shall submit this Agreement and the Merger to PointeCom's stockholders for adoption and approval, whether or not PointeCom Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that the stockholders of PointeCom reject it or otherwise modifies or withdraws its recommendation. Unless the PointeCom Board of Directors has withdrawn its recommendation of this Agreement in compliance herewith, PointeCom shall use its best efforts to solicit from PointeCom's stockholders proxies in favor of adoption and approval of the Merger and this Agreement in accordance with the NRS and its articles of incorporation and by-laws.

(v) In the event PointeCom receives a Superior PointeCom Proposal, PointeCom shall offer to the Company the right to equal such Superior PointeCom Proposal or make a proposal that is superior to PointeCom's stockholders than such Superior PointeCom Proposal. If the Company wishes to exercise such right, it must give PointeCom written notice of its decision to do so within five Business Days after PointeCom gives written notice to the Company of such Superior PointeCom Proposal.

7.5. Update Information. Not earlier than ten days and not less than five days before the date scheduled for Closing, each party to this Agreement shall correct and supplement in writing any information furnished on Schedules that, to the knowledge of such party, is incorrect or incomplete in any material respect, and shall promptly furnish such corrected and supplemented information to the other parties, so that such information shall be correct and complete at the time such updated information is so provided. Thereafter, to the Closing, such party shall notify the other parties in writing of any changes or supplements to the updated information needed, to the knowledge of such party, to make such information correct and complete at all times to the Closing. If any corrected or supplemented information or schedules are not objected to in writing by the receiving party or parties within five Business Days of receipt, such shall be deemed accepted without objection.

7.6. Future Cooperation; Tax Matters. The Company and PointeCom shall each deliver or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Company and PointeCom will cooperate and use their commercially reasonable efforts to have the present officers, directors and employees cooperate with each other at and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing. The party requesting cooperation, information or actions under this Section 7.6 shall reimburse the other party for all reasonable out-of-pocket costs and expenses paid or incurred in connection therewith.

7.7. Expenses. Each party will pay the fees, expenses and disbursements of such party and its agents, representatives, financial advisors, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendments hereto and the consummation of the transaction contemplated hereby. Notwithstanding the immediately preceding sentence, in the event this Agreement is terminated after the preparation of the Joint Proxy Statement/Prospectus has begun, the
Company and PointeCom shall each pay 50% of the fees and expenses incurred in connection with such Joint Proxy Statement/Prospectus; and the Company shall reimburse PointeCom for all expenses associated with the PointeCom Loan and in the event the Note is converted into Class C Convertible Senior Preferred Stock, any expenses of PointeCom associated with the conversion shall be reimbursed.

7.8.   Registration  Statement  and  Proxy  Statement.

(a) The Company shall promptly prepare and file a registration statement on Form S-4 (which registration statement, in the form it is declared effective by the SEC, together with any and all amendments and supplements thereto and all information incorporated by reference therein, is referred to herein as the Registration Statement) under and pursuant to the provisions of the 1933 Act for the purpose of registering the Company Common Stock, the Company Preferred Stock, and the Surviving Securities to be issued in the Merger, together with any Company Common Stock issuable upon conversion of the Company Preferred Stock or upon exercise of the Surviving Securities (the Underlying Securities). PointeCom shall be allowed to participate in the preparation and review of the Registration Statement prior to filing with the SEC by the Company. The Company shall use commercially reasonable efforts to receive and respond to the comments of the SEC and have the Registration Statement declared effective. The Company and PointeCom shall promptly mail to their respective stockholders the proxy statement in its definitive form contained in the Registration Statement. Such proxy statement shall also serve as the prospectus to be included in the Registration Statement (such proxy statement, prospectus, and any amendments or supplements thereto, the Joint Proxy Statement/Prospectus). Each of PointeCom and the Company agrees to provide as promptly as practical to the other, such information concerning its business and financial statements and affairs as, in the reasonable judgment of counsel for the other party, may be required or appropriate for inclusion in the Registration Statement and the Joint Proxy Statement/Prospectus and to cause its counsel and auditors to cooperate with the other counselors and auditors in the preparation of the Registration Statement and the Joint Proxy Statement/Prospectus. The Company shall use its commercially reasonable efforts to have the Company Common Stock to be issued in the Merger, or upon conversion of the Company Preferred Stock and the Surviving Securities to be listed on NASDAQ, effective with the issuance thereof.

7.9. Company Financings. Upon execution of this Agreement, PointeCom shall make a loan to the Company in the amount of $10,000,000 (the PointeCom Loan) upon the terms and conditions set forth on Exhibit B attached hereto. The outstanding $1,500,000 loan from PointeCom to the Company shall be repaid by the Company simultaneously with PointeCom's funding of the PointeCom Loan. The net proceeds of such loan ($8,481,500) will be held in escrow and disbursed pursuant to the terms of the escrow agreement attached hereto as Exhibit E.

7.10. Voting Agreements. The Company and PointeCom shall use their best efforts to cause the Voting Agreement in the form attached hereto as Exhibit F to be executed by (i) the stockholders owning a majority of the voting power of the outstanding capital stock of PointeCom and (ii) stockholders owning37% of the voting power of the outstanding capital stock of the Company. The Company, as the sole stockholder of Newco, hereby consents to the adoption of this Agreement by Newco and agrees that such consent shall be treated for all purposes as a vote duly adopted at a meeting of the stockholders of Newco for this purpose.

7.11. Company Board of Directors and Officers. Upon consummation of the Merger, the Board of Directors of the Company shall be adjusted in size and membership so that the total number of directors is nine, of which six of the initial members shall be named by PointeCom and three of the initial members shall be named by the Company. In connection with the next two elections of directors of the Company by the shareholders of the Company that occur subsequent to election of the initial Board of Directors as provided in the preceding sentence, the then existing Board of Directors of the Company shall determine the size of the board and a slate of nominees to be submitted to the shareholders of the Company. Of these nominees, a majority of the members of the then existing board who were designated by the Company (or elected to succeed such designees pursuant the procedure described in this sentence) shall have the right to designate three members of such slate of nominees. Prior to Closing, the By-laws (or other appropriate governing instruments) of the Company shall be appropriately amended to reflect these provisions for determining nominees for election to the Board of Directors subsequent to consummation of the Merger.

7.12. Key Managers and Employees. Prior to Closing, and subject to the approval of the Company and PointeCom, the Boards of Directors of the Company and PointeCom shall designate certain officers, directors, managers and employees of the respective companies as the recipients of severance and/or option agreements to be entered into as of the Effective Time. All accrued bonuses shall be paid to employees of both companies for calendar year 1999.

7.13. Notices and Consents. Each of the Company, Newco and PointeCom will give any required notices (and will cause each of their respective Subsidiaries to give any required notices) to third parties, and will use commercially reasonable efforts to obtain (and will cause each of their respective Subsidiaries to use commercially reasonable efforts to obtain) any third-party consents that may be required to consummate the Merger.

7.14.  Indemnification  of  Directors  and  Officers  of  PointeCom.

(a) The Company agrees that, at the Effective Time, all rights to indemnification existing in favor of the present or former directors and officers of PointeCom (as such), or present or former officers or directors of PointeCom serving or who served at PointeCom's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (together with such persons heirs, executors or administrators, a Company Indemnified Party and collectively, the Company Indemnified Parties), as provided in the Company's Organizational Documents and the indemnification agreements with such present and former directors and officers as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time, all of which agreements are set forth on Schedule 7.14 attached hereto, shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than six years and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder.

(b) Any Company Indemnified Party wishing to claim indemnification under Section 7.14(a), notwithstanding anything to the contrary in the provisions set forth in the Company's or the Surviving Corporations certificate of incorporation, by-laws or other agreements respecting indemnification of directors or officers, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Company thereof, but the failure to so notify shall not relieve the Company of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Company. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (A) the Company or the Surviving Corporation shall have the right following the Effective Time to assume the defense thereof and Surviving Corporation shall not be liable to such Company Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Company Indemnified Parties in connection with the defense thereof, except that if the Company or the Surviving Corporation fails to assume such defense or counsel for the Company Indemnified Party advises that there are issues which raise conflicts of interest between the Company or the Surviving Corporation, on the one hand, and the Company Indemnified Parties, on the other hand, the Company Indemnified Parties may retain counsel satisfactory to them, and the Company or Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Company Indemnified Parties promptly as statements therefor are received; provided, however, that Surviving Corporation and the Company shall be obligated to pay for only one firm of counsel for all Company Indemnified Parties in any jurisdiction unless the use of one counsel for such Company Indemnified Parties would present such counsel with a conflict of interest, in which case Surviving Corporation and the Company need only pay for separate counsel to the extent necessary to resolve such conflict; (B) the Company Indemnified Parties will reasonably cooperate in the defense of any such matter; and (C) Surviving Corporation and the Company shall not be liable for any settlement effectuated without its express prior written consent, which consent shall not be unreasonably withheld or delayed. Surviving Corporation and the Company shall not settle any action or claim identified in this Section 7.14(b) in any manner that would impose any liability or penalty on a Company Indemnified Party not paid by the Company or the Surviving Corporation without such Company Indemnified Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

(c) Notwithstanding anything contained in clause (b) above, Surviving Corporation and the Company shall not have any obligation hereunder to any Company Indemnified Party (A) if the indemnification of such Company Indemnified Party by Surviving Corporation or the Company in the manner contemplated hereby is prohibited by applicable law, (B) the conduct of the Company Indemnified Party relating to the matter for which indemnification is sought involved bad faith, gross negligence or willful misconduct of such Company Indemnified Party,
(C) with respect to actions taken by any such Company Indemnified Party in his or her individual capacity, including, without limitation, with respect to any matters relating, directly or indirectly, to the purchase, sale or trading of securities issued by the Company other than a tender or sale pursuant to a stock tender agreement or (D) if such Company Indemnified Party shall have breached its obligation to cooperate with Surviving Corporation or the Company in the defense of any claim in respect of which indemnification is sought and such breach (x) materially and adversely affects Surviving Corporations or the Company's defense of such claim or (y) will materially and adversely affect Surviving Corporations or the Company's defense of such claim if such breach is not cured within ten days after notice of such breach is delivered to the Company Indemnified Party and such breach is not cured during such period.

7.15.  Regulatory  Matters  and  Approvals.  In  addition to the requirements of
Section 7.8, each of the Company, Newco and PointeCom, promptly after the date hereof, will (and the Company and PointeCom, promptly after the date hereof, will cooperate to cause each of its Subsidiaries to) give any notices to, make any filings with and use commercially reasonable efforts to obtain any authorizations, consents and approvals of Governmental Authorities in connection with the matters referred to in Section 5.2(c) and Section 6.2(c) above. Without limiting the generality of the foregoing:

(a) State Corporation Law. The Company will take all action, to the extent necessary in accordance with applicable law, its certificate of incorporation and by-laws to convene a special meeting of its stockholders (the Company Special Meeting), as soon as reasonably practicable in order that its stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Texas Business Corporation Act, the issuance of Company Common Stock in connection with the Merger as provided in this Agreement as required by the rules of NASDAQ and an amendment to the certificate of incorporation of the Company to increase the number of authorized shares of Company Common Stock and to approve new stock option plans as required to effectuate the terms of this transaction. PointeCom will take all action, to the extent necessary in accordance wit h applicable law, its certificate of incorporation and by-laws to convene a special meeting of its stockholders (the PointeCom Special Meeting), as soon as reasonably practicable in order that its stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the NRS. The Company and PointeCom shall mail the Joint Proxy Statement/Prospectus to their respective stockholders simultaneously and as soon as reasonably practicable. Subject to Section 7.4, the Joint Proxy Statement/Prospectus shall contain the affirmative unanimous recommendations of the Company Board of Directors (i) in favor of the adoption of this Agreement and the approval of the Merger, (ii) in favor of issuance of shares of Company Common Stock in connection with the Merger as provided in the Agreement as required by the rules of NASDAQ and (iii) in favor of the increase in the number of authorized shares of Company Common Stock in accordance with the Texas Business Corporation Act; and of the PointeCom Board of Directors in favor of the adoption of this Agreement and the approval of the Merger.

(b) Periodic Reports. Each of the Parties and its counsel shall be given an opportunity to review each Form 10-K and Form 10-Q (and any amendments thereto) to be filed by the other Party under the 1934 Act prior to their being filed with the SEC and NASDAQ, and shall be provided with final copies thereof concurrently with their filing with the SEC.

7.16. Continuity of Business Enterprise. The Company, Surviving Corporation or any other member of the qualified group (as defined in Treasury Regulation 1.368-1(d)) shall, for the foreseeable future, continue at least one significant historic business line of the Company or use at least a significant portion of the Company's historic business assets in a business, in each case within the meaning of Treasury Regulation 1.368-1(d).

ARTICLE  VIII.   CONDITIONS  TO  CLOSING

8.1. Conditions to Obligations of PointeCom. Except as may be waived by PointeCom in writing, the obligations of PointeCom to consummate the transactions contemplated herein are subject to satisfaction of the following conditions:

(a)  PointeCom shall have received a certificate from the Company and Newco that
(i) the representations and warranties of the Company and Newco contained in this Agreement are true in all material respects at and as of the Closing, as though such representations and warranties had been made at and as of the Closing, except for such representations and warranties that are made as of an earlier date; (ii) each of the Company and Newco has performed and complied in all material respects with the covenants or conditions required by this Agreement or any of the agreements, documents or instruments executed pursuant hereto or thereto to be performed and complied with by the Company and Newco prior to the Closing; (iii) all declarations, filings and registrations with, notices to, and authorizations, consents and approvals of any Governmental Authority or third party set forth in Schedule 5.2 have been made or obtained; and (iv) there has been no material adverse change in the business, operations, or financial condition of the Company or Newco since the date of this Agreement.

(b) PointeCom shall have received the opinion, based on representations of the Company, Newco and PointeCom, and/or certain assumptions, of its attorneys or independent accountants that the Merger should qualify as a reorganization under
Section  368  of  the  Code.

(c) No action, suit or proceeding before any Governmental Authority, to enjoin the transactions contemplated by this Agreement, will have been instituted on or before the Closing Date that has not been dismissed as of the Closing Date.

(d) This Agreement and the transactions contemplated hereby shall have been approved by the Requisite Stockholder Approval of PointeCom.

(e) This Agreement and the transaction contemplated hereby shall have the Requisite Stockholder Approval of the Company.

(f)  At the Effective Time, the officers, managers and employees contemplated in
Section 7.14, shall have resigned from their respective positions and executed such documents as are mutually acceptable to the Company and PointeCom to release PointeCom and the Company from any and all claims that any such individual may have as a result of such employment.

(g) The shares of Merger Consideration to be issued to the PointeCom shareholders shall have been registered under the 1933 Act.

(h) The Company's Board of Directors shall cause to be taken all necessary actions required to cause, effective at the Closing (i) the Board of Directors of the Company to have nine members, of which six shall be named by PointeCom.

(i) The Company shall have obtained the approval of Lucent Technologies, Inc. and General Electric (NTFC and Newbridge) to the Merger and shall have modified the existing senior credit facility with Lucent Technologies, Inc., substantially in accordance with Exhibit A to the Escrow Agreement.

(j) Any applicable waiting period under the Hart Scott Rodino Act shall have (i) expired without action by the Department of Justice or the Federal Trade Commission to prevent consummation of the Merger or the complete consummation of the Merger or (ii) been earlier terminated.

(k) As a condition precedent to the disbursement of funds to the Company pursuant to the Escrow Agreement, the Company shall cause its legal counsel, Swidler Berlin Shereff Friedman, LLP, to deliver to PointeCom a legal opinion with respect to the PointeCom Loan in substantially the form attached hereto as Exhibit G.

(l) The Company shall cause one of its officers to execute and deliver a certificate containing the representations set forth in Exhibit H attached hereto and any other representations which may be reasonably requested in connection with the rendering of the required federal income tax opinion.

8.2. Conditions to Obligations of the Company and Newco. Except as may be waived by the Company and Newco in writing, the obligation of the Company and Newco to consummate the transactions contemplated herein is subject to satisfaction of the following conditions:

(a)  The  Company  and Newco shall have received a certificate of PointeCom that
(i) the representations and warranties of PointeCom contained in this Agreement are true in all material respects at and as of the Closing, as though such representations and warranties had been made at and as of the Closing, (ii) PointeCom has performed and complied in all material respects with the covenants or conditions required by this Agreement or any of the agreements, documents or instruments executed pursuant hereto or thereto to be performed and complied with by PointeCom prior to the Closing, (iii) all declarations, filings and registrations with, notices to, and authorizations, consents and approvals of any Governmental Authority or third party set forth in Schedule 6.2 have been made or obtained and (iv) there has been no material adverse change in the business, operations, or financial condition of PointeCom since the date of this Agreement.

(b) No action, suit or proceeding before any Governmental Authority, to enjoin the transactions contemplated by this Agreement or to its consummation, will have been instituted on or before the Closing Date.

(c) The Agreement and the transaction contemplated hereby shall have been approved by the Requisite Stockholder Approval of the Company.

(d) This Agreement and the transaction contemplated hereby shall have the Requisite Stockholder Approval of PointeCom.

(e) At the Effective Time, the officers, directors, managers and employees contemplated in Section 7.12, shall have resigned from their respective positions and executed such documents as are mutually acceptable to the Company and PointeCom to release PointeCom and the Company from any and all claims that any such individual may have as a result of such employment.

(f) The Company shall have obtained the approval of Lucent Technologies, Inc. and General Electric (NTFC and Newbridge) to the Merger and shall have modified the existing senior credit facility with Lucent Technologies, Inc., substantially in accordance with Exhibit A to the Escrow Agreement.

(g) Any applicable waiting period under the Hart Scott Rodino Act shall have (i) expired without action by the Department of Justice or the Federal Trade Commission to prevent consummation of the Merger or the complete consummation of the Merger or (ii) been earlier terminated.

(h) PointeCom shall cause one of its officers to execute and deliver a certificate containing the representations set forth in Exhibit H attached hereto and any other representations which may be reasonably requested in connection with the rendering of the required federal income tax opinion.

(i) PointeCom shall have obtained a written waiver with regard to this transaction of the rights of PointeCom Class A Preferred stockholders pursuant to Section 2 of the Certificate of Designations for such PointeCom Class A Preferred Stock.

(j) The PointeCom Loan shall have been consummated and the proceeds of such loan disbursed to the Company pursuant to the terms of the Escrow Agreement.

ARTICLE  IX.  NONDISCLOSURE  OF  CONFIDENTIAL  INFORMATION

9.1. General. Each party hereto will hold, and will use its best efforts to cause its Affiliates and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate or representative), unless (a) compelled to disclose by judicial or administrative process or by other requirements of Law or (b) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party hereto or any of its Affiliates furnished to it by such other party or such other party's representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event of a breach or threatened breach by any party of the provisions of this Section, all other parties shall be entitled to an injunction restraining such party from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting any party from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

9.2. Equitable Relief. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, because a breach of such covenant would diminish the value of the assets and business of the Company or PointeCom, and because of the immediate and irreparable damage that would be caused for which the Surviving Corporation and/or PointeCom and/or the Company would have no other adequate remedy, each party to this Agreement agrees that the foregoing covenants may be enforced against it by injunctions, restraining orders and other equitable actions.

ARTICLE  X.  INTENDED  TAX  TREATMENT

10.1. Tax-Free Reorganization. PointeCom and the Company are entering into this Agreement with the intention that the Merger qualify as a tax-free reorganization for federal income tax purposes and neither PointeCom nor the Company will take any actions that disqualify the Merger for such treatment.
Neither PointeCom, Newco nor the Company will take or omit to take any action that would cause the Merger not to be described as a reorganization under
Section 368(a) of the Code (or any comparable provisions of applicable state or local law) and the parties will characterize the Merger as such a reorganization for purposes of all tax returns and other filings.

ARTICLE  XI.  TERMINATION

11.1. Termination. This Agreement may be terminated and the transaction contemplated hereby abandoned:

(a)  By  mutual  written  consent  of  the parties at any time prior to Closing.

(b) Prior to the Closing, by written notice to the Company and Newco from PointeCom, if (i) there is material breach of any representation, warranty or covenant (including the failure of a party to consummate the Closing, if the other parties are willing, ready and able to consummate the Closing in accordance with this Agreement) on the part of the Company or Newco, or if a representation or warranty of the Company or Newco shall be untrue in any material respect, or (ii) if the conditions specified in Section 8.1 have not been satisfied, and any such matter described in clauses (i) and (ii) of this paragraph has not been cured by the Company or Newco within 10 Business Days after written notice thereof from PointeCom.

(c) Prior to the Closing, by written notice to PointeCom from the Company and Newco (i) if there is material breach of any representation, warranty or covenant (including the failure of a party to consummate the Closing, if the other parties are willing, ready and able to consummate the Closing in accordance with this Agreement) on the part of PointeCom or if a representation or warranty of PointeCom shall be untrue in any material respect, or (ii) if the conditions specified in Section 8.2 have not been satisfied, and any such matter described in clauses (i) and (ii) of this paragraph has not been cured by PointeCom within 10 Business Days after written notice thereof from the Company.

(d) By action of the Board of Directors of either PointeCom or the Company, before or after the approval by the Company stockholders or the PointeCom stockholders, (A) if the Effective Time shall not have occurred by June 30, 2000 (the Outside Date) (unless the failure to consummate the Merger by such date is due to the action or failure to act of the party seeking to terminate); or (B) if any condition to the obligation of the terminating party to consummate the Merger shall have become incapable of being satisfied prior to the Outside Date as a result of a court order, stipulation or injunction that is final and non-appealable.

(e) By PointeCom if the Company Board of Directors (i) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to an Acquisition Proposal, (ii) withdraws its recommendation to the Company stockholders of this Agreement or the Merger, or (iii) after the receipt of an Acquisition Proposal, fails to confirm publicly, within ten Business Days after the request of PointeCom, its recommendation to the Company stockholders that the Company stockholders adopt and approve this Agreement and the Merger.

(f) By the Company if the PointeCom Board of Directors (i) enters into or publicly announces its intention to enter into an agreement or agreement in principle with respect to an Acquisition Proposal, (ii) withdraws its recommendation to the PointeCom stockholders of this Agreement or the Merger or
(iii) after the receipt of an Acquisition Proposal, fails to confirm publicly, within ten Business Days after the request of the Company, its recommendation to the PointeCom stockholders that the PointeCom stockholders adopt and approve this Agreement and the Merger.

(g) In the event any party becomes aware, and notifies the other party (the Notified Party) in writing, of any matter, fact or circumstance which would be required to be disclosed by any party as of the date hereof or at the Closing, and such matter, fact or circumstance is such that the Notified Party would not be obligated hereunder to consummate the Closing, then the Notified Party shall have the right to terminate this Agreement within 10 Business Days after having received such notice, such period being subject to an extension at the written request of the Notified Party of up to five additional Business Days as reasonably required to allow the Notified Party to evaluate the matter, fact or circumstance of which it has been notified, or if the Notified Party does not so terminate this Agreement, then (i) such notice shall be deemed to amend the schedule or appropriate disclosure hereunder as of the date hereof; (ii) any breach of any representation, warranty or covenant hereunder that could have existed as a result of the occurrence or existence of such fact, matter or circumstance shall be deemed cured and performed; and (iii) any condition to such Notified Party's obligation to consummate the Closing which would otherwise not be fulfilled as a result of the occurrence or existence of such fact, matter or circumstance shall be deemed waived.

11.2. Effect. Any termination of this Agreement shall not release either PointeCom on the one hand or the Company and Newco on the other from any liability (for damages or otherwise) or other consequences arising from any breach or violation by such party of the terms of this Agreement prior to the effective time of such termination, nor shall any such termination release any party from its obligations or duties under this Agreement, which, by their terms and/or expressed intent, may require performance subsequent to any such termination, and all provisions of this Agreement that set forth such obligations or duties (including, without limitation Sections 7.7, and 11.3) and such other general or procedural provisions that maybe relevant to any attempt to enforce such obligations or duties, shall survive any such termination of this Agreement until such obligations or duties shall have been performed or discharged in full. Notwithstanding the foregoing, if Section 11.3 is applicable to a termination and a party satisfies all of its obligations as set forth in Section 11.3, no further liability or obligation shall extend to such party, other than as set forth in Section 11.3.

11.3.  Special  Remedies.

(a) For purposes of the remedies available under this Section 11.3, the parties acknowledge that it would be extremely impractical and difficult to ascertain the actual damages that would be suffered by the parties if any party or parties fails to consummate the transactions contemplated herein (for any reason other than a party's failure, refusal or inability to perform any of its covenants and agreements hereunder or the failure of any other of the conditions to the party's obligation to consummate the transactions herein) and this Agreement is terminated as hereinafter provided in this Section 11.3. The parties have considered carefully the loss to each non-breaching or non-defaulting party that would result from the failure of the transactions to be consummated as a result of such a breach or default hereunder by a party or parties; and other damages that the non-breaching or non-defaulting party or parties will sustain but which the parties cannot calculate with absolute certainty. Accordingly, to the extent set forth in this Section 11.3, the parties damages under the circumstances hereinafter described would reasonably be expected to amount to the sum of $5,000,000 (in the aggregate), which shall be paid as full and complete liquidated damages (the Termination Fee).

(b) In the event of any termination of this Agreement pursuant to Section 11.1(e), then the Company shall, at the option of PointeCom, promptly, but in no event later than thirty Business Days after demand by PointeCom, pay to PointeCom the Termination Fee, plus all amounts due (by acceleration or otherwise) under the PointeCom Loan. Alternatively, PointeCom may, at its sole option, convert the PointeCom Loan and the amount owed as the Termination Fee into Class C Convertible Senior Preferred Stock (100,000 shares and 50,000 shares, respectively), which preferred stock shall automatically convert into Company Common Stock at a conversion price of $8.20 per share as therein provided, and Warrants. If the Company defaults in the payment of the Termination Fee, PointeCom may, at its option, convert the Termination Fee into 50,000 shares of Class C Convertible Senior Preferred Stock (which is convertible, at the option of PointeCom, into Company Common Stock at $8.20 per share with regard to the Termination Fee); if the Company defaults in the repayment of the PointeCom Loan, PointeCom may, at its option, convert the PointeCom Loan into 100,000 shares (plus shares equal to accrued interest) of Class C Convertible Senior Preferred Stock (which is convertible, at the option of PointeCom, into Company Common Stock at $5.00 per share with regard to the PointeCom Loan) and Warrants.

(c) In the event of any termination of this Agreement pursuant to Section 11.1(f), then PointeCom shall promptly, but in no event later than thirty
Business Days after written request by the Company, pay to the Company the Termination Fee.

(d) In the event of termination of this Agreement pursuant to Section 11.1(b)(i), then the Termination Fee shall not be payable, PointeCom may pursue its remedies at law or in equity and the Company shall, at the option of PointeCom, promptly, but in no event later than thirty Business Days after demand by PointeCom, pay to PointeCom all amounts due (by acceleration or otherwise) under the PointeCom Loan. If the Company defaults in the repayment of the PointeCom Loan, then PointeCom may, at its option, convert the PointeCom Loan into Class C Convertible Senior Preferred Stock (which is convertible into Company Common Stock at $5.00 per share with regard to the PointeCom Loan) and Warrants as provided under the terms of the PointeCom Loan.

(e) In the event of termination of this Agreement pursuant to Section 11.1(c)(i), then the Termination Fee shall not be payable and the Company may pursue its remedies at law or in equity.

(f) In the event of termination of this Agreement because the conditions specified in Sections 8.1(g), (j) or (k) have not been satisfied, then the Termination Fee shall not be payable and the PointeCom Loan shall not be accelerated. If the Company defaults in the repayment of the PointeCom Loan when said loan shall become due, then PointeCom may, at its option, convert the PointeCom Loan into Class C Convertible Senior Preferred Stock (which are convertible into Company Common Stock at $8.20 per share) and Warrants of the Company as provided under the terms of the PointeCom Loan.

(g) In the event of termination of this Agreement because the condition specified in Section 8.1(e)(ii) has not been satisfied (under circumstances that are not encompassed by paragraph 11.3(b) above), then the Termination Fee shall not be payable and the Company shall promptly, but in no event later than thirty Business Days after demand by PointeCom, pay to PointeCom all amounts due (by acceleration or otherwise) under the PointeCom Loan. If the Company defaults in the repayment of the PointeCom Loan, then PointeCom may, at its sole option, convert the PointeCom Loan into Class C Convertible Senior Preferred Stock (which is convertible into Company Common Stock at $8.20 per share) and Warrants of the Company as provided under the terms of the PointeCom Loan.

(h) In the event of termination of this Agreement because the condition specified in Section 8.2(d)(ii) has not been satisfied, then this Agreement shall terminate, the Termination Fee shall not be payable and the PointeCom Loan shall not be accelerated, and PointeCom may, at its sole option, convert the PointeCom Loan into Class C Convertible Senior Preferred Stock (which is convertible into Company Common Stock at $8.20 per share) and Warrants as provided under the terms of the PointeCom Loan.

(i) In order for PointeCom to convert the Termination Fee into 50,000 shares of Class C Convertible Senior Preferred Stock, PointeCom shall give the Company written notice that PointeCom elects to convert such fee. The date of receipt of such notice by the Company shall be the Conversion Date. The Company shall, as soon as practicable after receipt of such notice and no later than 10 days thereafter, issue and deliver to PointeCom a certificate for 50,000 shares of Class C Convertible Senior Preferred Stock, together with a duly executed Registration Rights Agreement. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and PointeCom shall be regarded for all corporate purposes as the holder of the number of shares of Class C Convertible Senior Preferred Stock to which it is entitled upon the Conversion Date.

ARTICLE  XII.  MISCELLANEOUS

12.1. Successors and Assigns. This Agreement and the rights, interests and obligations of the parties hereunder may not be assigned or delegated (by operation of Law or otherwise) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of PointeCom, Newco, and the Company.

12.2. Entire Agreement. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Company, Newco and PointeCom and supersede any prior agreement and understanding relating to the subject matter of this Agreement, including the term sheet dated November 23, 1999. This Agreement may be modified or amended only by a written instrument executed by the parties hereto, acting through their respective officers, duly authorized by their respective Boards of Directors.

12.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

12.4. Brokers and Agents. Each party hereto represents and warrants that it employed no broker or agent in connection with the transactions contemplated by this Agreement. Each party agrees to indemnify each other party against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party in connection with the transactions contemplated by this Agreement.

12.5. Notices. All notices and communications required or permitted hereunder shall be in writing and may be given by facsimile or by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party, as follows:

(a)  If  to  PointeCom,  addressed  to  them  at:

Pointe  Communications  Corporation
1325  North  Meadow  Parkway,  Suite  110
Roswell,  GA  30076
FAX:  (770)  319-2834

with  a  copy  (which  shall  not  constitute  notice)  to:

W.  Robert  Dyer,  Jr.
Gardere  &  Wynne,  L.L.P.
1601  Elm  Street,  Suite  3000
Dallas,  Texas  75201-4761
FAX:  (214)  999-3574

(b)  If  to  the  Company  or  Newco,  addressed  as  follows:

Telscape  International,  Inc.
2700  Post  Oak  Boulevard,  Suite  100
Houston,  Texas  77056
FAX:  (713)  968-0930

with  a  copy  (which  shall  not  constitute  notice)  to:

John  J.Klusaritz
Swidler  Berlin  Shereff  Friedman,  LLP
3000  K  St.,  NW,  Suite  300
Washington,  DC  20007
FAX:  (202)  424-7647

or such other address as any party hereto shall specify pursuant to this Section
12.5  from  time  to  time.

12.6. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

12.7. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

12.8. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas (except for its principles governing conflicts of laws).

12.9. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns; provided, however, that (i) the provisions in
Article III above (A) concerning payment of the Merger Consideration are intended for the benefit of PointeCom stockholders and (B) concerning the conversion of the stock options are intended for the benefit of the holders of such stock options, (ii) the provisions in Section 7.14 above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives and (iii) the provisions of Sections 7.4, and 10.1 are intended for the benefit of the Company stockholders and the PointeCom stockholders.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

POINTE  COMMUNICATIONS  CORPORATION

By:
Name:
Title:


POINTE  ACQUISITION,  CORP.

By:
Name:
Title:


TELSCAPE  INTERNATIONAL,  INC.

By:
Name:
Title:

Exhibit  A


Certificate  of  Designation

Exhibit  B


Form  of  Promissory  Note

Exhibit  C


Registration  Rights  Agreement

Exhibit  D

Warrant  Agreement

Exhibit  E

Escrow  Agreement

Exhibit  F

Voting  Agreement

Exhibit  G

Form  of  Legal  Opinion

Exhibit  H

Officer's  Representations

TABLE  OF  CONTENTS

ARTICLE  I
DEFINITIONS
1.1.  Definitions1
1.2.  Interpretation7

ARTICLE  II
THE  MERGER  AND  THE  SURVIVING  CORPORATION
2.1.  The  Merger7
2.2.  Effective  Time  of  the  Merger7
2.3. Certificate of Incorporation, Bylaws and Board of Directors of Surviving Corporation8


ARTICLE  III
CONVERSION  OF  SHARES
3.1.  Conversion  of  Shares8
3.2.  Fractional  Shares9
3.3.  Dissenting  Shares10
3.4.  Company  Options10
3.5.  Newco  Shares10
3.6.  Delivery  of  Merger  Consideration11
3.7.  No  Effect  on  Capital  Stock  of  Company11
3.8.  Closing  of  Transfer  Records11
3.9.  Effect  on  Treasury  of  Unissued  Shares  of  PointeCom  Capital Stock11
3.10. Rule  166-310

ARTICLE  IV
CLOSING  12

ARTICLE  V
REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY
AND  NEWCO
5.1.  Due  Organization  and  Qualification12
5.2.  Authorization;  Non-Contravention;  Approvals12
5.3.  Company  Common  Stock13
5.4.  Tax  Free  Reorganization13
5.5.  SEC  Filings;  Disclosure15
5.6.  Interim  Operations  of  Newco16
5.7.  Capitalization.16
5.8.  Subsidiaries16
5.9.  Financial  Statements16
5.10. Liabilities  and  Obligations17
5.11. Accounts  and  Notes  Receivable.17
5.12. Assets17

5.13. Material  Customers  and  Contracts18
5.14. Permits19
5.15. Environmental  Matters19
5.16. Labor  and  Employee  Relations20
5.17. Insurance20
5.18. Compensation;  Employment  Agreements20
5.19. Noncompetition  and  Nonsolicitation  Agreements20
5.20. Employee  Benefit  Plans20
5.21. Litigation  and  Compliance  with  Law22
5.22. Taxes23
5.23. Absence  of  Changes24
5.24. Absence  of  Certain  Business  Practices25
5.25. Competing  Lines  of  Business;  Related-Party  Transactions25
5.26. Intangible  Property25
5.27. Disclosure26
5.28. Year  2000  Compliance26

ARTICLE  VI
REPRESENTATIONS  AND  WARRANTIES  OF  POINTECOM  AND  NEWCO
6.1.  Organization26
6.2.  Authorization;  Non-Contravention;  Approvals26
6.3.  SEC  Filings;  Disclosure27
6.4.  Capitalization28
6.5.  Subsidiaries28
6.6.  Financial  Statements28
6.7.  Liabilities  and  Obligations29
6.8.  Assets29
6.9.  Material  Customers  and  Contracts30
6.10. Permits30
6.11. Environmental  Matters31
6.12. Labor  and  Employee  Relations31
6.13. Insurance31
6.14. Compensation;  Employment  Agreements31
6.15. Noncompetition  and  Nonsolicitation  Agreements32
6.16. Litigation  and  Compliance  with  Law32
6.17. Taxes32
6.18. Absence  of  Changes33
6.19. Absence  of  Certain  Business  Practices34
6.20. Competing  Lines  of  Business;  Related-Party  Transactions35
6.21. Intangible  Property35
6.22. Disclosure35
6.23. Year  2000  Compliance35
6.24. Employee  Benefit  Plans35
6.25. Tax  Free  Reorganization37
6.26. Accounts  and  Notes  Receivable39

ARTICLE  VII
CERTAIN  COVENANTS
7.1.  Conduct  of  Business40
7.2.  Reasonable  Efforts42
7.3.  Inspection42
7.4.  Restraint  on  Solicitation.42
7.5.  Update  Information45
7.6.  Future  Cooperation;  Tax  Matters45
7.7.  Expenses46
7.8.  Registration  Statement  and  Proxy  Statement46
7.9.  Company  Financings46
7.10. Voting  Agreements47
7.11. Company  Board  of  Directors  and  Officers47
7.12. Key  Managers  and  Employees47
7.13. Notices  and  Consents47
7.14. Indemnification  of  Officers  and  Directors  of  PointeCom47
7.15. Regulatory  Matters  and  Approvals49
7.16. Continuity  of  Business  Enterprise49

ARTICLE  VIII
CONDITIONS  TO  CLOSING
8.1.  Conditions  to  Obligations  of  PointeCom50
8.2.  Conditions  to  Obligations  the  Company  and  Newco51

ARTICLE  IX
NONDISCLOSURE  OF  CONFIDENTIAL  INFORMATION
9.1.  General52
9.2.  Equitable  Relief52

ARTICLE  X
INTENDED  TAX  TREATMENT
10.1.  Tax-Free  Reorganization53

ARTICLE  XI
TERMINATION
11.1.  Termination53
11.2.  Effect54
11.3.  Special  Remedies55

ARTICLE  XII
MISCELLANEOUS
12.1.  Successors  and  Assigns56
12.2.  Entire  Agreement57
12.3.  Counterparts57
12.4.  Brokers  and  Agents57

12.5.  Notices57
12.6.  Exercise  of  Rights  and  Remedies58
12.7.  Reformation  and  Severability58
12.8.  Governing  Law58
12.9.  No  Third-Party  Beneficiaries58

Schedules
Schedule  5.1  Company  Organization  and  Qualification
Schedule  5.2  Company  Authority
Schedule  5.7  Company  Capitalization
Schedule  5.8  Company  Subsidiaries
Schedule  5.9  Company  Financial  Statements
Schedule  5.10 Company  Liabilities  and  Obligations
Schedule  5.11 Company  Accounts  and  Notes  Receivable
Schedule  5.12 Company  Assets
Schedule  5.13 Company  Material  Customers  and  Contracts
Schedule  5.14 Company  Permits
Schedule  5.15 Company  Environmental  Matters
Schedule  5.16 Company  labor  and  Employee  Relations
Schedule  5.17 Company  Insurance
Schedule  5.18 Company  Compensation;  Employment  Agreements
Schedule 5.19 Company Noncompetition, Confidentiality and Non-Solicitation Agreements
Schedule  5.20 Company  Employee  Benefit  Plans
Schedule  5.21 Company  Litigation  and  Compliance  with  Laws
Schedule  5.22 Company  Taxes
Schedule  5.23 Company  Absence  of  Changes
Schedule  5.25 Company  Competing Lines of Business; Related Party Transactions
Schedule  5.26 Company  Intangible  Property
Schedule  6.1  PointeCom  Organization
Schedule  6.2  PointeCom  Authorization
Schedule  6.3  PointeCom  SEC  Filings;  Disclosure
Schedule  6.4  PointeCom  Capitalization
Schedule  6.5  PointeCom  Subsidiaries
Schedule  6.6  PointeCom  Financial  Statements
Schedule  6.7  PointeCom  Liabilities  and  Obligations
Schedule  6.8  PointeCom  Assets
Schedule  6.9  PointeCom  Material  Customers  and  Contracts
Schedule  6.10 PointeCom  Permits
Schedule  6.11 PointeCom  Environmental  Matters
Schedule  6.12 PointeCom  labor  and  Employee  Relations
Schedule  6.13 PointeCom  Insurance
Schedule  6.14 PointeCom  Compensation;  Employment  Agreements
Schedule 6.15 PointeCom Noncompetition, Confidentiality and Non-Solicitation Agreements

Schedule  6.16 PointeCom  Litigation  and  Compliance  with  Laws
Schedule  6.17 PointeCom  Taxes
Schedule  6.18 PointeCom  Absence  of  Changes
Schedule  6.20 PointeCom Competing Lines of Business; Related Party Transactions
Schedule  6.21 PointeCom  Intangible  Property
Schedule  6.24 PointeCom  Employee  Benefit  Plans
Schedule  6.26 PointeCom  Accounts  and  Notes  Receivable

Exhibits
Exhibit  A  -  Certificate  of  Designation
Exhibit  B  -  Form  of  Promissory  Note
Exhibit  C  -  Registration  Rights  Agreement
Exhibit  D  -  Warrant  Agreement
Exhibit  E  -  Escrow  Agreement
Exhibit  F  -  Voting  Agreement
Exhibit  G  -  Form  of  Legal  Opinion
Exhibit  H  -  Officers  Representations